As filed with the Securities and Exchange Commission on March 24, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	3312	35-1929476
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

7575 West Jefferson Blvd.
Fort Wayne, Indiana 46804
(260) 969-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Millett
Chief Executive Officer
Steel Dynamics, Inc.
7575 West Jefferson Blvd.
Fort Wayne, Indiana 46804
(260) 969-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert S. Walters, Esq.
Barrett & McNagny LLP
215 East Berry Street
Fort Wayne, Indiana 46802
(260) 423-9551

Approximate date of commencement of proposed Exchange:
as soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filler,”  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.125% Senior Notes due 2021	$700,000,000	$1,000	$700,000,000	$81,340	(1)
5.500% Senior Notes due 2024	$500,000,000	$1,000	$500,000,000	$58,100	(1)
Guarantees by certain Steel Dynamics Subsidiaries(2)	—	—	—	—	(3)
Totals	$1,200,000,000	$1,000	$1,200,000,000	$139,440

(1)          The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended.  For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by the registrant in the exchange transaction in which the notes will be offered.

(2)         The subsidiary guarantors and Additional Registrants are: Jackson Iron & Metal Company, Inc.; Marshall Steel, Inc.; New Millennium Building Systems, LLC; OmniSource Corporation; OmniSource Southeast, LLC; OmniSource Transport, LLC; Roanoke Electric Steel Corporation; Steel Dynamics Sales North America, Inc.; Steel Dynamics Columbus, LLC; Steel of West Virginia, Inc.; Superior Aluminum Alloys, LLC; SWVA, Inc.; and The Techs Industries, Inc. We neither paid nor received any consideration for any of the guarantees.

(3)         Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant’s Principal Executive Office

Jackson Iron & Metal Company, Inc.	MI	423930	38-2604041	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Marshall Steel, Inc.	DE	533110	62-1527726	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

New Millennium Building Systems, LLC	IN	533110	35-2083989	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

OmniSource Corporation	IN	423930	35-0809317	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

OmniSource Southeast, LLC	DE	423930	56-2256626	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

OmniSource Transport, LLC	IN	423930	35-2084965	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Roanoke Electric Steel Corporation	IN	533110	20-3663442	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Steel Dynamics Sales North America, Inc.	IN	533110	32-0042039	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Steel Dynamics Columbus, LLC	DE	533110	20-3297920	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Steel of West Virginia, Inc.	DE	533110	55-0684304	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

Superior Aluminum Alloys, LLC	IN	423930	35-2007173	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

SWVA, Inc.	DE	533110	55-0621605	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

The Techs Industries, Inc.	DE	533110	20-0540361	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-969-3500

THE REGISTRANT AND EACH ADDITIONAL REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL SUCH REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities nor accept offers to buy these securities until the registration statement filed with the Commission becomes effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where such offer, solicitation or sale is prohibited.

Subject to Completion, Dated March 24, 2015

Exchange Notes
2021 Notes:	Cusip #858119 BC3
2024 Notes:	Cusip #858119 BD1
Old Notes
Old 2021 Notes:	Cusip #858119BA7 (144A)
Cusip #U85795AM1 (Reg S)
Old 2024 Notes:	Cusip #858119BB5 (144A)
Cusip #U85795AN9 (Reg S)

PROSPECTUS

OFFER TO EXCHANGE

ALL OUTSTANDING UNREGISTERED $700,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR 5.125% SENIOR NOTES DUE 2021 (“OLD 2021 NOTES”) AND ALL OUTSTANDING UNREGISTERED $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR 5.500% SENIOR NOTES DUE 2024 (“OLD 2024 NOTES”) (WHICH WE REFER TO COLLECTIVELY AS THE “OLD NOTES”) FOR UP TO $700,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR NEWLY ISSUED 5.125% REGISTERED SENIOR NOTES DUE 2021 (“2021 NOTES”) AND UP TO $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR NEWLY ISSUED 5.500% REGISTERED SENIOR NOTES DUE 2024 (“2024 NOTES”), WHICH WE COLLECTIVELY REFER TO AS THE “EXCHANGE NOTES.”

THE EXCHANGE NOTES WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WILL BE FULLY AND UNCONDITIONALLY GUARANTEED AS TO THE PAYMENT OF PRINCIPAL AND INTEREST BY THE SUBSIDIARY GUARANTORS LISTED IN THIS PROSPECTUS.

We hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (which together constitute the “Exchange”), to exchange up to $700,000,000 aggregate principal amount of our 5.125% Senior Notes due 2021, registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of any or all of our outstanding 5.125% Old 2021 Notes, which we issued on September 9, 2014, without registration under the Securities Act, and to exchange up to $500,000,000 aggregate principal amount of our 5.500% Old 2024 Notes, registered under the Securities Act, for a like principal amount of any or all of our outstanding 5.500% Senior Notes due 2024, which we issued on September 9, 2014, without registration under the Securities Act. We refer to the Old Notes and the Exchange Notes collectively as the “Notes.”  The Exchange Notes are guaranteed fully and unconditionally (except as limited as described under “Description of the Exchange Notes”) on a joint and several basis, as to payment of principal and interest by the wholly owned subsidiary guarantors listed in this prospectus (the “Subsidiary Guarantors”).  The unregistered Old Notes have certain transfer restrictions.  The Exchange Notes will be freely transferable.

These Exchange Offers will expire at 5:00 p.m. New York City time, on [    •    ], 2015 (the 21st business day following the date of this Prospectus), unless we extend the Exchange Offers in our sole and absolute discretion.

•                  Tenders of outstanding unregistered Old Notes may be withdrawn at any time before 5:00 P.M. New York City time on the date the offer expires.

•                  All outstanding unregistered Old Notes that are validly tendered and not validly withdrawn will be exchanged.

•                  The exchange of unregistered Old Notes for registered Exchange Notes will not be a taxable event for U.S. federal income tax purposes.

•                  The Exchange Notes will not be listed on any exchange.

•                  We will not receive any cash proceeds from this Exchange.

The terms of the Exchange Notes that we will issue in connection with this Exchange are identical to the terms of the outstanding Old Notes in all material respects, except for the elimination of certain transfer restrictions, registration rights and additional interest provisions relating to the outstanding Old Notes. The Exchange Notes will be issued under the same Indenture as the Old Notes. See “Terms of the Exchange.”

You should carefully consider the “Risk Factors” beginning on page 6 of this prospectus, and the risk factors incorporated by reference in this prospectus, before deciding whether to participate in this exchange.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Each holder of an unregistered Old Note wishing to accept an Exchange Offer must deliver the Old Note to be exchanged, together with the letter of transmittal that accompanies this prospectus, and any other required documentation, to the Exchange Agent identified in this prospectus.  Alternatively, you may effect a tender of unregistered Old Notes by book-entry transfer into the Exchange Agent’s account at the Depository Trust Company (“DTC”).  All deliveries are at the risk of the holder.  You can find detailed instructions concerning delivery in the sections of this prospectus called “The Exchange” and “Procedures for Tendering,” and in the accompanying letter of transmittal.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities.  See “Plan of Distribution.”

THE DATE OF THIS PROSPECTUS IS              (•), 2015

You should only rely on the information contained in this prospectus or incorporated by reference into this prospectus.  We have not authorized anyone to provide you with any information or to make any representation about these Exchange Offers that is different.

This prospectus incorporates by reference important business and financial information about us that is not included within or delivered with this prospectus from documents we publicly file with the SEC. See the following sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”

In this prospectus, all references to “we,” “us,” “our,” the “Company,” or “SDI” are to Steel Dynamics, Inc. and all its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC’s website at http://www.sec.gov and on our website at http://www.steeldynamics.com. The information contained on our website, however, is not part of or incorporated by reference into this Prospectus.  Our common stock is quoted on the Nasdaq Global Select Market under the symbol “STLD,” and our SEC filings can also be read at the following address: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and later information that we file with the SEC will update and supersede this information. Pursuant to General Instruction B(1)(a) to Form S-4, we have elected to provide the information regarding us and our business by reference to reports we regularly file with the SEC.  Unless specifically stated to the contrary, none of the information that we disclose pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished, or that we may from time to time furnish to the SEC, is or will be deemed incorporated by reference into this Prospectus.

We incorporate by reference the following documents, and any future filings through the termination of this Exchange, which we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed March 2, 2015.

•                  Our Current Reports on Form 8-K filed November 6, 2014; January 29, 2015 (with respect to Item 2.06 only); February 17, 2015; March 13, 2015; and March 17, 2015.

The information incorporated by reference is an important part of this Prospectus. Any statement contained in a document incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that is incorporated by reference into this Exchange modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Prospectus except as so modified or superseded.

The documents incorporated by reference into this Prospectus are also available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this Prospectus to any person by first-class mail, without charge, upon written or oral request. Any request for documents should be made by 5:00 p.m. New York City time on [ • ], 2015, to ensure timely delivery of the documents prior to the expiration of the Exchange Offers.

Requests for documents should be directed to:

Steel Dynamics, Inc.
Investor Relations Department
7575 West Jefferson Blvd.
Fort Wayne, Indiana 46804
(260) 969-3500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Throughout this Prospectus, including documents we may incorporate by reference, we may make statements that express our opinions, expectations, or projections regarding future events or future results, in contrast with statements that reflect present or historical facts. These predictive statements, which we generally precede or accompany by such typical conditional words as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” or by the words “may,” “will,” or “should,” are intended to operate as “forward-looking statements” of the kind permitted by the Private Securities Litigation Reform Act of 1995, incorporated in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve both known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  That legislation protects such predictive and cautionary statements by creating a “safe harbor” from liability in the event that a particular prediction does not turn out as anticipated.

While we always intend to express our best judgment when we make statements about what we believe will occur in the future, and although we base these statements on assumptions that we believe to be reasonable when made, these forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many uncertainties and other variable circumstances, many of which are outside of our control, that could cause our actual results and experience to differ materially from those we thought would occur.

The following listing represents some, but not necessarily all, of the factors that may cause actual results to differ from those we may have anticipated or predicted:

•                  the adverse impact of an economic recession, resulting in a decrease of demand for our products;

•                  the weakening of demand for our products within the non-residential construction or other metal consuming industries;

•                  conditions affecting steel or recycled metals consumption;

•                  U.S. or foreign trade policy affecting the amount of foreign imported steel, or adverse outcomes of pending and future trade cases alleging unlawful practices in connection with steel imports;

•                  cyclical changes in market supply and demand for steel and recycled ferrous and nonferrous metals;

•                  increased price competition brought about by excess domestic and global steelmaking capacity;

•                  changes in the availability or cost of raw materials, such as recycled ferrous metals, iron substitute materials, including pig iron, iron concentrate, or other raw materials or supplies, which we use in our production processes;

•                  periodic fluctuations in the availability and cost of electricity, natural gas, or other utilities;

•                  the occurrence of unanticipated equipment failures and plant outages;

•                  margin compression resulting from our inability to pass increases in costs of raw materials and supplies to our customers;

•                  labor unrest, work stoppages and/or strikes involving our own workforce, those of our important suppliers or customers, or those affecting the steel industry in general;

•                  the impact of, or changes in, environmental law or in the application of other legal or regulatory requirements upon our production processes or costs of production or upon those of our suppliers or customers, including actions by government agencies, such as the U.S. Environmental Protection Agency or related state agencies, on pending or future environmentally related construction or operating permits;

•                  the impact of U.S. government or various governmental agencies introducing laws or regulatory changes in response to the subject of climate change and greenhouse gas emissions, including the introduction of carbon emissions trading mechanisms;

•                  private or governmental liability claims or litigation, or the impact of any adverse outcome of any litigation on the adequacy of our reserves or the availability or adequacy of our insurance coverage;

•                  changes in our business strategies or development plans which we may adopt or which may be brought about in response to actions by our suppliers or customers, and any difficulty or inability to successfully consummate, implement, or integrate any planned or potential projects, acquisitions, joint ventures or strategic alliances;

•                  increased price and other forms of competition from other steel produces, scrap processors and alternative materials;

•                  the impact of regulatory or other governmental action or inaction upon our receipt of required permits or approvals, or the impact of litigation costs or outcomes, construction delays, cost overruns, technology risk or operational complications upon our ability to complete, start-up or continue to profitably operate a project or a new business, or to complete, integrate and operate any potential acquisitions as anticipated;

•                  increased global information technology security requirements, vulnerabilities, threats and a rise in sophisticated and targeted computer crime that pose a risk to the security of our systems and networks and to the confidentiality, availability and integrity of our data; and

•                  uncertainties involving new products or new technologies.

We also refer you to and urge you to carefully read the “Risk Factors” discussion in this Prospectus and under Item 1A Risk Factors in our Annual Report on Form 10-K for our fiscal year ended December 31, 2014, to better understand some of the principal risks and uncertainties inherent in our business or in owning our securities, as well as the section entitled Management Discussion and Analysis of Financial Condition and Results of Operations at Item 7. You should also review the notes to consolidated financial statements in our Annual Report on Form 10-K under headings in Note 1 Use of Estimates and in Note 9 Commitments and Contingencies.

Any forward-looking statements which we make in this Prospectus or in any of the documents that are incorporated by reference herein speak only as of the date of such statement, and we undertake no ongoing obligation to update such statements. Comparisons of results between current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Should one or more of the risks or uncertainties described or incorporated by reference in this Prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this Prospectus, or in the documents incorporated by reference in this Prospectus, are expressly qualified in their entirety by this cautionary statement.

MARKET DATA

We obtained market and competitive position data used in this Prospectus, including documents we incorporate by reference, from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable.

PROSPECTUS SUMMARY

This summary highlights selected information included in or incorporated by reference into this Prospectus. The summary does not contain all of the information that you should consider before deciding whether to invest in the Exchange Notes and is qualified in its entirety by the more detailed information appearing elsewhere in the prospectus and the documents incorporated herein by reference. You should carefully read the entire prospectus, including the information incorporated by reference herein, and particularly the information in the “Risk Factors” section beginning on page 7 of this prospectus, before making an investment decision. See “Where You Can Find More Information.”

Our Company

We are one of the largest steel producers and one of the largest metals recyclers in the United States based on a current estimated annual steelmaking and coating capability of approximately 11 million tons and actual recycling volumes. We reported net sales of $8.8 billion, $7.4 billion, and $7.3 billion during 2014, 2013, and 2012, respectively. The primary sources of our revenues are from the manufacture and sale of steel products, processing and sale of recycled ferrous and nonferrous metals, and, to a lesser degree, fabrication and sale of steel joist and decking products. Our operations are managed and reported based on three operating segments: steel operations, metals recycling and ferrous resources operations, and steel fabrication operations. Our work force consisted of approximately 7,780 full time employees at December 31, 2014, of which approximately 9% were represented by collective bargaining agreements.

Our Operations

Steel Operations.  Steel operations consist of our six electric arc furnace steel mills, utilizing continuous casting, automated rolling mills, and eight downstream coating facilities. Collectively, our steel operations sell directly to end users and service centers. These products are used in numerous industry sectors, including the automotive, construction, commercial, transportation, agriculture, industrial machinery, pipe and tube and energy (including OCTG) markets. During 2014, 2013, and 2012, our steel operations accounted for 63%, 61%, and 62% respectively, of our consolidated net sales.

Sheet Products.  Our sheet operations consist of our Butler Flat Roll Division, Columbus Flat Roll Division (acquired September 16, 2014), and our downstream coating facilities.  These operations sell a broad range of sheet steel products, such as hot roll, cold roll and coated steel products, including a wide variety of specialty products, such as light gauge hot roll and galvanized. Butler Flat Roll Division sells other products such as Galvalume® and painted products, while Columbus Flat Roll Division, sells other products such as high-strength OCTG pipe and non-energy line pipe products. The Techs is comprised of three galvanizing lines which sell specialized galvanized sheet steels used in non-automotive applications.

Long Products.  Our Structural and Rail Division sells structural steel beams and pilings to the construction market, as well as standard grade and premium rail to the railroad industry. Our Engineered Bar Products Division primarily sells engineered, special-bar-quality and merchant-bar-quality rounds, round-cornered squares, and smaller-diameter round engineered bars. Our Roanoke Bar Division primarily sells merchant steel products, including angles, plain rounds, flats and channels. Steel of West Virginia primarily sells merchant beams, channels and specialty structural steel sections.

Metals Recycling and Ferrous Resources Operations.  This operating segment primarily includes our metals recycling operations (OmniSource); our liquid pig iron production facility, Iron Dynamics (IDI); and our Minnesota ironmaking operations. Our metals recycling and ferrous resources operations segment accounted for 38%, 32%, and 32% of our consolidated net sales in 2014, 2013, and 2012, respectively. Reduced losses in the Minnesota ironmaking operations were partially offset by reductions in metals recycling operating income.

Metals Recycling.  OmniSource represents our metals sourcing and processing operations and is the primary source of net sales in this segment. These operations sell ferrous metals to steel mills and foundries, and nonferrous metals, such as copper, brass, aluminum and stainless steel to, among others, ingot manufacturers, copper refineries and mills, smelters, and specialty mills. Our metals recycling operations represented 87%, 91% and 94% of this segment’s net sales during 2014, 2013 and 2012, respectively.

Ferrous Resources.  Our ferrous resource operations consist of our two ironmaking initiatives: Iron Dynamics, a liquid pig iron production facility, and our Minnesota ironmaking operations, consisting of an iron nugget production facility and operations to supply the nugget facility with its primary raw material, iron concentrate. IDI primarily produces liquid pig iron, which is used as a scrap substitute raw material input exclusively at our Butler Flat Roll Division. Our Minnesota ironmaking operations consists of Mesabi Nugget, (owned 82% by us); our iron concentrate and potential future iron mining operations, Mesabi Mining; and, our iron tailings operations, Mining Resources (owned 82% by us).

Steel Fabrication Operations.  Steel fabrication operations consist of our six New Millennium Building Systems plants located throughout the United States and Northern Mexico. Revenues from these plants are generated from the fabrication of trusses, girders, steel joists and steel decking used within the non-residential construction industry. Steel fabrication operations accounted for 7%, 6%, and 5% of our consolidated net sales during 2014, 2013, and 2012, respectively.

RISK FACTORS

The terms of the Exchange Notes are identical in all material aspects to those of the Old Notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the Old Notes that do not apply to the Exchange Notes.  This section describes some, but not all, of the risks of acquiring the Exchange Notes and participating in the Exchange Offer.  Before making an investment decision, you should carefully consider the risk factors described below and the risk factors included in the Company’s Annual Report on Form 10-K which is incorporated by reference herein.

Risks Related to Our Industry and Our Business

Our industry is affected by domestic and global economic factors including the risk of a new or prolonged recession.

Our financial results are substantially dependent not only upon overall economic conditions in the United States, in Europe and in Asia, but also as they may affect one or more of the industries upon which we depend for the sale of our products. Prolongation of the recovery from the recession that began in 2008 could stifle improving customer confidence and adversely affect demand for our products and further adversely affect our business. Metals industries have historically been vulnerable to significant declines in consumption and product pricing during periods of economic downturn or continued uncertainty, including the pace of domestic non-residential construction activity.

Our business is also dependent upon certain industries, such as automotive, commercial, residential and government construction, transportation, agriculture, industrial machinery, pipe and tube, energy, original equipment manufacturing, and metals service center industries, and these industries are also cyclical in nature. Therefore, these industries may experience their own fluctuations in demand for our products based on such things as economic conditions, energy prices, consumer demand and infrastructure funding decisions by governments. Many of these factors are beyond our control. As a result of volatility in our industry or in the industries we serve, we may have difficulty increasing or maintaining our levels of sales or profitability. If the industries we serve were to suffer a downturn, then our business may be adversely affected.

Our level of production and our sales and earnings are subject to significant fluctuations as a result of the cyclical nature of the steel industry and some of the industries we serve.

The steel manufacturing business is cyclical in nature, and the selling price of the steel we make may fluctuate significantly due to many factors beyond our control. Furthermore, many of our products are commodities, subject to their own cyclical fluctuations in supply and demand in both metal consuming and metal generating industries, including the construction industry. The timing, magnitude and duration of these cycles and the resulting price fluctuations are difficult to predict. The sale of our manufactured steel products is directly affected by demand for our products in other cyclical industries, such as automotive, commercial, residential and government construction, transportation, agriculture, industrial machinery, pipe and tube, energy, original equipment manufacturing, and metals service center industries. Economic difficulties, stagnant global economies, supply/demand imbalances and currency fluctuations in the United States or globally could decrease the demand for our products or increase the amount of imports of steel into the United States, which could decrease our sales, margins and profitability.

The scrap metal recycling industry has historically been, and is expected to remain, highly cyclical and this could have a material adverse effect on our metals recycling operations’ results.

Scrap metal prices have become increasingly volatile, and operating results within the metals recycling industry in general have historically been cyclical, and are expected to remain highly cyclical in nature. Similarly, but not necessarily paralleling the price fluctuations in the steel business, the purchase prices for automobile bodies and various other grades of obsolete and industrial scrap, as well as the selling prices for processed and recycled scrap metals we utilize in our own manufacturing process, or which we resell to others through our metals recycling operations, are also highly volatile. During periods of increased imports, scrap metal prices may become depressed and adversely affect the sales, profitability and margins of our scrap business. As a metals recycler, we may attempt to respond to changing recycled metal selling prices by adjusting the scrap metal purchase prices we pay to others, but our ability to do this may be limited by competitive or other factors during periods of low scrap prices, when inbound scrap flow may slow considerably, as scrap generators hold on to their scrap in hopes of getting higher prices later. As such, a prolonged period of low scrap prices could reduce our ability to obtain, process and sell recycled materials and this could adversely affect our metals recycling operations’ results. Conversely, periodic increased foreign demand for scrap can result in an outflow of available domestic scrap, as well as resulting higher scrap prices domestically that cannot always be passed on to domestic scrap consumers, thereby further reducing available domestic scrap flows and scrap margins, all of which could adversely affect our sales and profitability of our scrap business. Additionally, during periods of high demand and resulting higher scrap prices, ferrous scrap consumers may seek and develop ferrous scrap alternatives, including pig iron and direct reduced iron. The availability and pricing of these scrap alternatives in the domestic market may have a longer term impact on scrap pricing, particularly in prime grades, which could adversely affect our sales, profitability and margins.

Imports of steel into the United States have adversely affected, and may again adversely affect, United States steel prices, which could impact our sales, margins and profitability.

Global steelmaking capacity currently exceeds global consumption of steel products. Such excess capacity sometimes results in steel manufacturers in certain countries exporting steel at prices that are lower than prevailing domestic prices, and sometimes at or below their cost of production. Excessive imports of steel into the United States, such as the record levels in 2014, have exerted, and may continue to exert, downward pressure on U.S. steel prices which negatively affects our ability to increase our sales, margins, and profitability. This may also adversely impact domestic demand for ferrous scrap and our ferrous metallics margins. U.S. steel producers compete with many foreign producers, including those in China. Competition from foreign producers is typically strong and is periodically exacerbated by weakening of the economies of certain foreign steelmaking countries. A higher volume of steel exports to the U.S. at depressed prices tends to occur when steel producing countries experience periods of economic difficulty, decreased demand for steel products or excess capacity.

In addition, we believe the downward pressure on, and periodically depressed levels of U.S. steel prices in some recent years have been further exacerbated by imports of steel involving dumping and subsidy abuses by foreign steel producers. Some foreign steel producers are owned, controlled or subsidized by foreign governments. As a result, decisions by these producers with respect to their production, sales and pricing are sometimes influenced to a greater degree by political and economic policy considerations than by prevailing market conditions, realities of the marketplace or consideration of profit or loss. However, while some tariffs and quotas are periodically put into effect for certain steel products imported from a number of countries that have been found to have been unfairly pricing steel imports to the U.S., there is no assurance that tariffs and quotas will always be levied, even if otherwise justified, and even when imposed many of these are only short-lived. When such tariffs or duties expire or if others are further relaxed or repealed, or if relatively higher U.S. steel prices make it attractive for foreign steelmakers to export their steel products to the U.S., despite the presence of duties or tariffs, the resurgence of substantial imports of foreign steel could create downward pressure on U.S. steel prices.

China’s current steelmaking overcapacity in relation to its steel consumption could have a material adverse effect on domestic and global steel pricing and could result in increased steel imports into the United States.

The significant growth of new Chinese steel production capacity that began in the 2000s, coupled with the slowdown in Chinese steel consumption that began in 2008, has resulted in Chinese steel production capacity that far exceeds that country’s current demand and has made China a major global exporter of steel. This combination of a slowdown in China’s economic growth and steel consumption and its own expansion of steelmaking capacity generally results in a weakening of steel pricing. Should Chinese steelmaking capacity remain the same or further increase in relation to its demand, China might not only remain a net exporter of steel, but many Asian and European steel producers whose steel output previously fed China’s steel import needs could redirect their steel into the U.S. market through increased steel imports, causing a further erosion of margins or negatively impacting our ability to increase our prices.

The worldwide economic downturn that began in 2008 and the difficult conditions in the global industrial, capital and credit markets that resulted, have adversely affected and may continue to adversely affect our industry, as well as the industries of many of our customers and suppliers upon whom we are dependent.

Many of the markets in which our customers participate, such as automotive, commercial, residential and government construction, transportation, agriculture, industrial machinery, pipe and tube, energy, original equipment manufacturing, and metals service center industries, are cyclical in nature and experience significant fluctuations in demand for our steel products based on economic conditions, consumer demand, raw material and energy costs, and decisions by our government to fund or not fund infrastructure projects such as highways, bridges, schools, energy plants, railroads and transportation facilities. Many of these factors are beyond our control. These markets are highly competitive, to a large extent driven by end-use markets, and may experience overcapacity, all of which may affect demand for and pricing of our products.

A decline in consumer and business confidence and spending, together with reductions in the availability of credit or increased cost of credit, as well as volatility in the capital and credit markets, could adversely affect the business and economic environment in which we operate and the profitability of our business. We are also exposed to risks associated with the creditworthiness of our suppliers and customers. If the availability of credit to fund or support the continuation and expansion of our customers’ business operations is curtailed or if the cost of that credit is increased the resulting inability of our customers or of their customers to access either credit or absorb the increased cost of that credit could adversely affect our business by reducing our sales or by increasing our exposure to losses from uncollectible customer accounts. A renewed disruption of the credit markets could also result in financial instability of some of our suppliers and customers. The consequences of such adverse effects could include the interruption of production at the facilities of our customers, the reduction, delay or cancellation of customer orders, delays or interruptions of the supply of raw materials we purchase, and bankruptcy of customers, suppliers or other creditors. Any of these events may adversely affect our profitability, cash flow, and financial condition.

Volatility and major fluctuations in scrap metal and pig iron prices and our potential inability to pass higher costs on to our customers may constrain operating levels and reduce profit margins.

Steel producers require large amounts of raw materials, including scrap metal and scrap substitute products such as pig iron, pelletized iron and other supplies such as graphite electrodes and ferroalloys. Our principal raw material is scrap metal derived primarily from junked automobiles, industrial scrap, railroad cars, railroad track materials, agricultural machinery and demolition scrap from obsolete structures, containers and machines. The prices for scrap are subject to market forces largely beyond our control, including demand by U.S. and international steel producers, freight costs and speculation. The prices for scrap have varied significantly, may vary significantly in the future and do not necessarily fluctuate in tandem with the price of steel. Moreover, some of our integrated steel producer competitors are not as dependent as we are on scrap as a part of their raw material melt mix, which, during periods of high scrap costs relative to the cost of blast furnace iron used by the integrated producers, give them a raw material cost advantage over mini-mills. While our vertical integration into the metals recycling business through our OmniSource operations and into the ironmaking business, through our Iron Dynamics facility and our Minnesota ironmaking operations should enable us to continue being a cost-effective supplier to our steelmaking operations, for some of our metallics requirements, we will still need to rely on other metallics and raw material suppliers, as well as upon general industry supply conditions for the balance of our needs.

Purchase prices for auto bodies, scrap metal and scrap substitute products such as pig iron that we consume, and selling prices for scrap and recycled metals that we sell to third parties are volatile and beyond our control. While OmniSource attempts to respond to changing recycled metal selling prices through adjustments to its metal purchase prices, its ability to do so is limited by competitive and other market factors. Changing prices could potentially impact the volume of scrap metal available to us and the volume and realized margins of processed metals we sell.

The availability and prices of raw materials may also be negatively affected by new laws and regulations, allocation by suppliers, interruptions in production, accidents or natural disasters, changes in exchange rates, worldwide price fluctuations, and the availability and cost of transportation.

If prices for ferrous metallics increase by a greater margin than corresponding price increases for the sale of our steel products, we may not be able to recoup such cost increases from increases in the selling prices of steel products. Conversely, depressed prices for ferrous scrap may constrain its supply, which may adversely affect our metals recycling operations and also the availability of certain grades of scrap for our steelmaking operations. Additionally, our inability to pass on all or any substantial part of any cost increases during periods of rapidly rising scrap prices, through scrap or other surcharges, or to provide for our customers’ needs because of the potential unavailability of key raw materials or other inputs, may result in production curtailments or may otherwise have a material adverse effect on our business, financial condition, results of operations or prospects.

The cost and availability of electricity and natural gas are also subject to volatile market conditions.

Steel producers like us consume large amounts of energy, inasmuch as mini-mills melt ferrous scrap in electric arc furnaces and use natural gas to reheat steel or steel billets for rolling into finished products. We rely on third parties for the supply of energy resources we consume in our steelmaking activities. The prices for and availability of electricity, natural gas, oil and other energy resources are also subject to volatile market conditions, often affected by weather conditions as well as political and economic factors beyond our control. As large consumers of electricity and gas, we must have dependable delivery in order to operate. Accordingly, we are at risk in the event of an energy disruption. Prolonged black-outs or brown-outs or disruptions caused by natural disasters or by political considerations would substantially disrupt our production. In addition, a significant portion of our finished steel products are delivered by truck. Unforeseen fluctuations in the price of fuel attributable to fluctuations in crude oil prices would also have a negative impact on our costs or on the costs of many of our customers. In addition, changes in certain environmental regulations in the U.S., including those that may impose output limitations or higher costs associated with climate change or greenhouse gas emissions legislation could substantially increase the cost of manufacturing and raw materials, such as energy, to us and other U.S. steel producers.

Fluctuations in the value of the United States dollar relative to other currencies may adversely affect our business.

Fluctuations in the value of the dollar can be expected to affect our business. A strong U.S. dollar, such as was experienced in 2014, makes imported metal products less expensive, potentially resulting in more imports of steel products into the U.S. by our foreign competitors, while a weak U.S. dollar may have the opposite impact on imports.

Compliance with and changes in environmental and remediation requirements could result in substantially increased capital requirements and operating costs.

Existing environmental laws or regulations, as currently interpreted or as may be interpreted in the future, as well as future laws or regulations, may have a material adverse effect on our results of operations and financial condition.

We are subject to comprehensive local, state, federal and international statutory and regulatory environmental requirements relating to, among other things:

•  the acceptance, storage, treatment, handling and disposal of solid and hazardous waste;

•  the discharge of materials into the air, including periodic changes to the National Ambient Air Quality Standards and to emission standards;

•  the management and treatment of wastewater and storm water;

•  the remediation of soil and groundwater contamination;

•  global climate change legislation or regulation;

•  the need for and the ability to timely obtain air, water or other operating permits;

•  the timely reporting of certain chemical usage, content, storage and releases;

•  the remediation and reclamation of land used for iron mining;

•  natural resource damages; and

•  the protection of our employees’ health and safety.

Compliance with environmental laws and regulations, which affect our steelmaking, metals recycling and ironmaking operations, is a significant factor in our business. We are required to obtain and comply with environmental permits and licenses, and failure to obtain or renew or the violation of any permit or license could result in substantial fines and penalties, suspension of operations and/or the closure of a subject facility. Similarly, delays, increased costs and/or the imposition of onerous conditions to the securing or renewal of operating permits, such as those required by our Minnesota ironmaking operations, could have a material adverse effect on these operations.

Private parties might also bring claims against us under citizen suit provisions and/or for alleged property damage or personal injury resulting from the environmental impacts of our operations. Moreover, legal requirements change frequently, are subject to interpretation and have tended to become more stringent over time. Uncertainty regarding adequate pollution control levels, testing and sampling procedures, and new pollution control technology are factors that may increase our future compliance expenditures. We are unable to predict the ultimate cost of future compliance with these requirements or their effect on our operations. Although we work hard to be in substantial compliance with all applicable laws and regulations, legal requirements frequently change and are subject to interpretation. New laws, regulations and changing interpretations by regulatory authorities, together with uncertainty regarding adequate pollution control levels, testing and sampling procedures, and evolving pollution control technology are among the factors that may increase our future expenditures to comply with environmental requirements. The cost of complying with existing laws or regulations as currently interpreted or reinterpreted in the future, or with future laws or regulations, may have a material adverse effect on our results of operations and financial condition.

Our manufacturing and recycling operations produce significant amounts of by-products, some of which are handled as solid or hazardous waste. For example, our mills generate electric arc furnace (EAF) dust, which the United States Environmental Protection Agency (U.S. EPA) and other regulatory authorities classify as hazardous waste and regulate accordingly.

In addition, the primary feed materials for the shredders operated by our metals recycling operations include automobile hulks and obsolete household appliances. A portion of the feed materials consist of unrecyclable material known as shredder residue. If laws or regulations, the interpretation of the laws or regulations, or testing methods change with regard to EAF dust or shredder residue, we may incur significant additional expenditures.

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA” or “Superfund”) enables the U.S. EPA, state agencies and certain private parties to recover from owners, operators, generators and transporters the cost of investigation and cleanup of sites at which hazardous substances were disposed of. In connection with CERCLA and analogous state laws, we may be required to clean up contamination discovered at our sites including contamination that may have been caused by former owners or operators of the sites, to conduct additional cleanup at sites that have already had some cleanup performed, and/or to perform cleanup with regard to sites formerly used in connection with our operations.

In addition, we may be required to pay for, or to pay a portion of, the costs of cleanup at sites to which we sent materials for disposal or recycling, notwithstanding that the original disposal or recycling activity may have complied with all regulatory requirements then in effect. Pursuant to CERCLA, a party can be held jointly and severally liable for all of the cleanup costs associated with a disposal site. In practice, a liable party often splits the costs of cleanup with other potentially responsible parties. We have received notices from the U.S. EPA, state agencies and third parties that we have been identified as potentially responsible for the cost of investigating and cleaning up a number of disposal sites. In most cases, many other parties are also named as potentially responsible parties.

Because CERCLA can be imposed retroactively on shipments that occurred many years ago, and because the U.S. EPA and state agencies are still discovering sites that pose a threat to public health or the environment, we can provide no assurance that we will not become liable for significant costs associated with investigation and remediation of CERCLA cleanup sites.

CERCLA, including the Superfund Recycling Equity Act of 1999, limits the exposure of scrap metal recyclers for sales of certain recyclable material under certain circumstances. However, the recycling defense is subject to a number of limitations and may be found not to apply to all instances of recycling activity that we conduct.

Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on both our steelmaking and metals recycling operations.

The United States government or various governmental agencies may introduce additional regulatory changes in response to the potential impacts of climate change. International treaties or agreements may also result in increasing regulation of greenhouse gas emissions, including the introduction of carbon emissions trading mechanisms. Any such regulation regarding climate change and greenhouse gas, or GHG emissions, could impose significant costs on our steelmaking and metals recycling operations and on the operations of our customers and suppliers, including increased energy, capital equipment, environmental monitoring and reporting and other costs in order to comply with current or future laws or regulations concerning and limitations imposed on our operations by virtue of climate change and GHG emissions laws and regulations. Any adopted future climate change and GHG regulations could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in areas not subject to such limitations.

From a medium and long-term perspective, we are likely to see an increase in costs relating to our assets that emit significant amounts of greenhouse gases as a result of these regulatory initiatives. These regulatory initiatives may impact our operations directly or through our suppliers or customers. Until the timing, scope and extent of any future regulation becomes known, we cannot predict the effect on our financial condition, operating performance and ability to compete.

We may face significant price and other forms of competition from other steel producers, scrap processors and alternative materials, which could have a material adverse effect on our business, financial condition, results of operation or prospects.

The global markets in which steel companies and scrap processors conduct business are highly competitive and became even more so due to the recent global economic downturn and consolidations in the steel and scrap industries. Additionally, in many applications, steel competes with other materials, such as aluminum, cement, composites, plastics, carbon fiber, glass and wood.  Increased use of alternative materials could decrease demand for steel and combined with increased competition could cause us to lose market share, increase expenditures or reduce pricing, any one of which could have a material adverse effect on our business, financial condition, results of operations or prospects. The global steel industry suffers from over-capacity, and that excess capacity intensifies price competition in some of our products. A decrease in the global demand for steel scrap, due to market or other conditions, generally causes a decrease in the price of scrap metals. A decrease in price could result in some scrap generators exiting the marketplace which could further decrease the availability of scrap. This shortage in availability of scrap could have a material adverse effect on both our steelmaking and our metals recycling operations and thus on our business, financial condition, results of operations or prospects.

We are subject to significant risks relating to changes in commodity prices and may not be able to effectively protect against these risks.

We are exposed to commodity price risk during periods where we hold title to scrap metal products that we may hold in inventory for processing or resale. Prices of commodities, including scrap, can be volatile due to numerous factors beyond our control. In an increasing price environment for raw materials, competitive conditions may limit our ability to pass on price increases to our consumers. In a decreasing price environment for processed scrap, we may not have the ability to fully recoup the cost of raw materials that we procure, process and sell to our customers. In addition, new entrants into the market areas we serve could result in higher purchase prices for raw materials and lower margins from our scrap. We have not hedged positions in certain commodities, such as ferrous scrap, where futures markets are not well established, and where we may from time to time hedge our positions in certain nonferrous scrap transactions, we could incur losses. Thus, our sales and inventory position will be vulnerable to adverse changes in commodity prices, which could materially adversely impact our operating and financial performance.

The profitability of our metals recycling operations depends, in part, on the availability of an adequate source of supply.

We procure our scrap inventory from numerous sources. These suppliers generally are not bound by long-term contracts and have no obligation to sell recyclable metal to us. In periods of low industry prices, suppliers may elect to hold recyclable metal to wait for higher prices or intentionally slow their metal collection activities. If a substantial number of suppliers cease selling recyclable metal to us, we will be unable to recycle metal at desired levels and our results of operations and financial condition could be materially adversely affected. In addition, a slowdown of industrial production in the U.S. reduces the supply of industrial grades of metal to the metal recycling industry, resulting in our having less recyclable metal available to process and market.

We may face risks associated with the implementation of our growth strategy.

Our growth strategy subjects us to various risks. As part of our growth strategy, we may expand existing facilities, enter into new product or process initiatives, acquire or build additional plants, acquire other businesses and metals assets, enter into joint ventures, or form strategic alliances that we believe will complement our existing business. These transactions will likely involve some or all of the following risks:

•  the risk of entering markets in which we have little experience;

•  the difficulty of competing for acquisitions and other growth opportunities with companies having materially greater financial resources than us;

•  the inability to realize anticipated synergies or other benefits expected from an acquisition;

•  the difficulty of integrating the new or acquired operations and personnel into our existing operations;

•  the potential disruption of ongoing operations;

•  the diversion of financial resources to new operations or acquired businesses;

•  the diversion of management attention from other business concerns to new operations or acquired businesses;

•  the loss of key employees and customers of acquired businesses;

•  the potential exposure to unknown liabilities;

•  the inability of management to maintain uniform standards, controls, procedures and policies;

•  the difficulty of managing the growth of a larger company;

•  the risk of becoming involved in labor, commercial, or regulatory disputes or litigation related to the new operations or acquired businesses;

•  the risk of becoming more highly leveraged;

•  the risk of contractual or operational liability to other venture participants or to third parties as a result of our participation;

•  the inability to work efficiently with joint venture or strategic alliance partners; and

•  the difficulties of terminating joint ventures or strategic alliances.

These initiatives or transactions might be required for us to remain competitive, but we may not be able to complete any such transactions on favorable terms or obtain financing, if necessary. Future transactions may not improve our competitive position and business prospects as anticipated, and if they do not, our sales and earnings may be significantly reduced.

Technology, operating and start-up risks, as well as commodity market risks associated with our Mesabi Nugget ironmaking project may prevent us from realizing its anticipated benefits and could result in a loss of all or a part of our investment.

While we and certain of our current and former joint venture partners built and operated a successful small scale pilot plant on the Mesabi Iron Range in Minnesota for the production of a cost effective iron nugget using Kobe Steel’s proprietary ITmK3® ironmaking process, we have experienced numerous technology, operational, production, quality control, market and commodity cost risks associated with the start-up and operation of the world’s first full scale commercial nugget plant, Mesabi Nugget, utilizing this technology. While we have recently achieved consistent production results and a sustainable cost structure, and while we continue to work to improve, there can be no assurance at this time that our original expectations that this ironmaking project might be capable of maintaining that consistency of producing high-quality iron nuggets for use as a scrap substitute feed stock in our steelmaking operations, and in sufficient quantities and at a cost that will compare favorably with the cost of ferrous scrap and other more conventional scrap substitute products, including pig iron, will be achieved. During the extended start-up and operation of the project we have continued to experience various systems or process difficulties, output quantity and quality limitations, and raw material consumption rate and cost issues. As a result, we have encountered losses, though diminishing in amount, and the expected cost benefits from the development of this iron nugget product have diminished, and in the fourth quarter of 2014 we took a pretax, noncash fixed asset impairment charge of $260 million ($213 million, adjusted to reflect our joint venture ownership percentage). In addition, we have encountered and could continue to encounter additional commodity market risk if the cost to manufacture the nuggets continues to be greater than projected or if the relative market price of scrap and other scrap substitutes (particularly pig iron), for which this iron nugget product is intended as a lower cost substitute, continues to be lower than projected, which could render our nuggets non-economical. Moreover, we are undertaking certain ancillary ventures related to the ironmaking process, such as our nearby Mesabi Mining facility for which we have been and are continuing to seek operating permits to allow us to mine low cost taconite ore for use in the production of nuggets. Mining is a business in which we have no previous experience and which is also subject to possible permitting and environmental risks and uncertainties.

We are subject to litigation which could adversely affect our profitability.

We are involved in various routine litigation matters, including administrative proceedings, regulatory proceedings, governmental investigations, environmental matters, and commercial and construction contract disputes. We are currently involved, along with other steel manufacturing companies, in several class action antitrust complaints filed in federal court in Chicago, Illinois, which allege a conspiracy to fix, raise, maintain and stabilize the price at which steel products were sold in the United States, during a period between 2005 and 2007, by artificially restricting the supply of such steel products. One of the complaints was brought on behalf of a purported class consisting of all direct purchasers of steel products. A second complaint was brought on behalf of a purported class consisting of all indirect purchasers of steel products within the same time period. An additional complaint was brought in December of 2010, on behalf of indirect purchasers of steel products in Tennessee and has been consolidated with the original complaints. All complaints seek treble damages and costs, including reasonable attorney fees, pre- and post-judgment interest and injunctive relief. Plaintiffs filed a Motion for Class Certification in May 2012, and on February 28, 2013, Defendants filed their Joint Memorandum in Opposition to Plaintiffs’ Motion for Class Certification. A hearing on class certification was held on March 5 and 6 and on April 11, 2014, and the matter remains under advisement. A number of other original defendants have reached settlements with plaintiffs in the direct case. Due to the uncertain nature of litigation, we cannot presently determine the ultimate outcome of this litigation.

Although not presently necessary or appropriate to make a dollar estimate of exposure to loss, if any, in connection with the above matter, we may in the future determine that a loss accrual is necessary. Although we may make loss accruals, if and as warranted, any amounts that we may accrue from time to time could vary significantly from the amounts we actually pay, due to inherent uncertainties and the inherent shortcomings of the estimation process, the uncertainties involved in litigation and other factors. Additionally, an adverse result could have a material effect on our financial condition, results of operations and liquidity.

Unexpected equipment downtime or shutdowns could adversely affect our business, financial condition, results of operations and prospects.

Interruptions in our production capabilities could adversely affect our production costs, products available for sale and earnings during the affected period. In addition to equipment failures, our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions or violent weather conditions. Our manufacturing processes are dependent upon critical pieces of steelmaking equipment, such as our furnaces, continuous casters and rolling equipment, as well as electrical equipment, such as transformers. This equipment may, on occasion, be out of service as a result of unanticipated failures or other events. We have experienced and may in the future experience plant shutdowns or periods of reduced production as a result of such equipment failures or other events. These disruptions could have an adverse effect on our operations, customer service levels, financial results and prospects.

We may face risks to the security of our information technology.

Increased global information technology security requirements, vulnerabilities, threats and a rise in sophisticated and targeted cyber crime pose a risk to the security of our systems, our information networks, and to the confidentiality, availability and integrity of our data, as well as to the functionality of our automated and electronically controlled manufacturing operating systems. Although we have adopted procedures and controls to protect our information and operating technology, including sensitive proprietary information and confidential and personal data, there can be no assurance that a system or network failure, or security breach, will be prevented. This could lead to system interruption, production delays or downtimes and operational disruptions, the disclosure, modification or destruction of proprietary and other key information, which could have an adverse effect on our reputation, financial results and results of operations.

Governmental agencies may refuse to grant or renew some of our licenses and permits.

We must receive licenses, air, water and other permits and approvals from state and local governments to conduct certain of our operations, such as our Minnesota ironmaking operations, or to develop or acquire new facilities. Governmental agencies sometimes resist the establishment of certain types of facilities in their communities, including scrap metal collection and processing facilities. Both Mesabi Nugget and Mesabi Mining have had difficulties securing or renewing all of their necessary permits, and there can be no assurance that future approvals, licenses and permits will be granted or that we will be able to maintain and renew the approvals, licenses and permits we currently hold. Failure to do so could have a material adverse effect on our results of operations and financial condition.

Risks Related to the Exchange Notes and our Indebtedness

Our senior secured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility.

Restrictions and covenants in our existing debt agreements, including our senior secured credit facility and any future financing agreements, may impair our ability to finance future operations or capital needs or to engage in other business activities. Specifically, these agreements may limit or restrict our ability to:

•                  incur additional indebtedness;

•                  pay dividends or make distributions with respect to our capital stock, in excess of certain amounts;

•                  repurchase or redeem capital stock;

•                  make some investments;

•                  create liens on property and enter into sale and leaseback transactions;

•                  make some capital expenditures;

•                  enter into transactions with affiliates or related persons;

•                  issue or sell stock of certain subsidiaries;

•                  sell or transfer assets; and

•                  enter into mergers, acquisitions, or some joint ventures.

A breach of any of the restrictions or covenants could cause a default under our senior secured credit facility, our senior notes, or our other debt. A significant portion of our indebtedness then may become immediately due and payable if the default is not remedied.

Under our senior secured credit facility, we are required to maintain certain financial covenants tied to our leverage and profitability.  Our ability to meet such covenants or other restrictions can be affected by events beyond our control. If a default were to occur, the lenders could elect to declare all amounts then outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we are unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure such indebtedness. We have pledged substantially all of our receivables and inventories and all shares of capital stock or other equity interests of our subsidiaries and intercompany debt held by us as collateral for our senior secured credit facility.

We may not have sufficient cash flow to make payments on the Notes and our other debt.

At December 31, 2014, our total outstanding debt was $3.0 billion and our total long-term debt to capitalization ratio, representing our long- term debt, including current maturities, divided by the sum of our long-term debt, redeemable non-controlling interests, and our total stockholders’ equity, was 50.9%.

Our ability to pay principal and interest on the Notes and our other debt and to fund our planned capital expenditures depends on our future operating performance. Our future operating performance is subject to a number of risks and uncertainties that are often beyond our control, including general economic conditions and financial, competitive, regulatory and environmental factors. For a discussion of some of these risks and uncertainties, please see “Risks Related to Our Industry and Our Business.” Consequently, we cannot assure you that we will have sufficient cash flow to meet our liquidity needs, including making payments on our indebtedness.

If our cash flow and capital resources are insufficient to allow us to make scheduled payments on the Notes or our other debt, we may have to sell assets, seek additional capital or restructure or refinance our debt. We cannot assure you that the terms of our debt will allow for these alternative measures or that such measures would satisfy our scheduled debt service obligations.

If we cannot make scheduled payments on our debt:

•                  our debt holders could declare all outstanding principal and interest to be due and payable;

•                  the lenders under our senior secured credit facility could terminate their commitments and commence foreclosure proceedings against our assets;

•                  we could be forced into bankruptcy or liquidation; and

•                  you could lose all or part of your investment in the Notes.

The amount of our indebtedness may limit our financial and operating flexibility. For example, it could:

•                  make it more difficult to satisfy our obligations with respect to our debt, including the Notes;

•                  limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

•                  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, reducing our ability to use these funds for other purposes;

•                  limit our ability to adjust rapidly to changing market conditions; and

•                  increase our vulnerability to downturns in general economic conditions or in our business.

Despite the level of our indebtedness, we may still incur significantly more debt, which could further increase the risks described above.

The terms of our senior secured credit facility limit but do not prohibit us or our subsidiaries from incurring additional indebtedness in the future. Moreover, the terms of the Exchange Notes and the indentures governing our existing notes, including the Old Notes, do not limit our ability to incur additional unsecured indebtedness. If new indebtedness is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify, and we may not be able to meet all our debt obligations, including repayment of the Exchange Notes, in whole or in part. Subject to certain limitations, any additional debt could also be secured or incurred by our non-guarantor subsidiaries which could increase the risks described above.

Your right to receive payments on the Exchange Notes is effectively subordinated to the rights of our and the Subsidiary Guarantors’ existing and future secured creditors. Further, your right to receive payments on the Exchange Notes is effectively subordinated to all our non-guarantor subsidiaries’ existing and future indebtedness.

Our obligations under the Old Notes and the Exchange Notes are unsecured. Holders of our secured indebtedness, including indebtedness under our senior secured credit facility (except during a Collateral Suspension), and the secured indebtedness of our subsidiaries that guarantee the Notes will have claims that are before your claims as holders of the Notes to the extent of the value of the assets securing that other indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation, reorganization, or other bankruptcy proceeding, holders of our secured indebtedness will have a prior claim to our assets that constitute their collateral. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes may receive less, ratably, than holders of secured indebtedness.  As of December 31, 2014, after giving effect to the amended and restated senior secured credit facility, we had $250.0 million of senior secured indebtedness under our senior secured credit facility and $68.8 million of other secured indebtedness.

Additionally, some but not all of our subsidiaries will Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of December 31, 2014, our non-guarantor subsidiaries had approximately $371.7 million of liabilities outstanding, including $232.4 million of indebtedness ($165.1 million of which indebtedness is held by us), all of which would have ranked effectively senior to the Notes.

We may be prohibited from repurchasing, and may be unable to repurchase, the Notes upon a change of control, which would cause defaults under the indentures for the Notes or possibly any of our debt or financing agreements that may be in effect at the time of the change of control.

If we experience a change of control as that term is defined in the indentures governing the Notes, we will be required to make an offer to repurchase all of the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of payment. We cannot assure you that we will have sufficient funds or be able to arrange for additional financing to repurchase the Notes following such a change of control. In addition, we cannot assure you that a repurchase of the Notes following such a change in control would be permitted pursuant to any of our debt or financing agreements that would be in effect at the time of such change in control, which could cause our other indebtedness to be accelerated. If such indebtedness were to be accelerated, we may not have sufficient funds to repurchase the Notes and repay such indebtedness.

An active trading market for the Notes may not develop.

Each series of the Notes is a new issue of securities for which there is currently no trading market. Any trading of the Notes may be at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. In addition, we do not know whether an active trading market will develop for the Notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the Notes may be harmed. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any interdealer quotation system. The initial purchasers have advised us that they currently intend to make a market in such series of the Notes. However, they are not obligated to do so, and they may discontinue any market making with respect to either or both series of the Notes at any time, for any reason or for no reason, without notice. If the initial purchasers cease to act as market makers for a series of the Notes, we cannot assure you another firm or person will make a market in such a series of the Notes. The liquidity of any market for a series of the Notes will depend upon the number of holders of such series of the Notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. An active or liquid trading market for either or both series of the Notes may not develop.

Fraudulent conveyance laws could void the guarantees of the Notes.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, either: (i) intended to hinder, delay or defraud any present or future creditor; or (ii) received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (a) was insolvent or rendered insolvent by reason of the incurrence of the guarantee, (b) was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital, or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature. Moreover, any payments made by a subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor. To the extent that any guarantee is voided as a fraudulent conveyance, the claims of holders of the Notes with respect to such guarantee could be materially adversely affected.

In addition, a legal challenge of a guarantee on fraudulent conveyance grounds will focus on, among other things, the benefits, if any, realized by the relevant Subsidiary Guarantor as a result of the issuance of the Notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the governing law. Generally, however, a Subsidiary Guarantor would be considered insolvent if:

•                  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•                  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•                  it could not pay its debts as they became due.

The indenture that will govern the Notes will contain a “savings clause” intended to limit each subsidiary guarantor’s liability under its guarantee to the maximum amount that it could incur without causing the guarantee to be a fraudulent transfer under applicable law. We cannot assure you that this provision will be upheld as intended.

Any decline in our corporate credit ratings or the rating of the Notes could adversely affect the value of the Notes.

Any decline in the ratings of our corporate credit or the Notes or any indications from the rating agencies that their ratings on our corporate credit or the Notes are under surveillance or review with possible negative implications could adversely affect the value of the Notes. In addition, a ratings downgrade could adversely affect our ability to access capital.

Risks Relating to the Exchange Offer

If you do not properly tender your unregistered Old Notes, your ability to transfer such outstanding unregistered Old Notes will be adversely affected.

We will only issue Exchange Notes in exchange for unregistered Old Notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal or electronic transfer into the DTC. Therefore, you should allow sufficient time to ensure timely delivery of the unregistered Old Notes and you should carefully follow the instructions on how to tender your unregistered Old Notes. None of us, the Subsidiary Guarantors or the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the unregistered Old Notes. If you do not tender your unregistered Old Notes or if your tender of unregistered Old Notes is not accepted because you did not tender them properly, then, after consummation of the Exchange, you will continue to hold Old Notes that are subject to the existing transfer restrictions. After the Exchange is consummated, if you continue to hold any unregistered Notes, you may have difficulty selling them because there will be fewer unregistered Old Notes remaining and the market for them, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged unregistered Old Notes could become even more limited than the existing market for the unregistered Old Notes and could cease to exist altogether due to the reduction in the amount of the unregistered Old Notes remaining upon consummation of the Exchange.

If you are a broker-dealer or participating in a distribution of the Exchange Notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your unregistered notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you are a broker-dealer that receives Exchange Notes for your own account in exchange for unregistered Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes.

SUMMARY OF THE TERMS OF THE EXCHANGE

On September 9, 2014, we issued $700.0 million aggregate principal amount of unregistered 5.125% notes due 2021 and $500.0 million aggregate principal amount of unregistered 5.500% notes due 2024 (collectively, the “Old Notes”). The unregistered Old Notes are fully and unconditionally guaranteed, on a joint and several basis, as to payment of principal and interest, by each of the Subsidiary Guarantors (except as limited as described under “Description of the Exchange Notes,” below). On the same day, we and the initial purchasers of the unregistered Old Notes entered into a registration rights agreement in which we agreed that you, as a holder of unregistered notes, would be entitled to exchange your unregistered notes for Exchange Notes registered under the Securities Act. These Exchange Offers are intended to satisfy these rights. After the Exchange Offers are completed, you will no longer be entitled to any registration rights with respect to the Old Notes. The Exchange Notes will be our obligation and will be entitled to the benefits of the indenture relating to the Old Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the unregistered Old Notes, except that:

•                  The Exchange Notes have been registered under the Securities Act and, therefore, will contain no transfer restrictions or restrictive legends;

•                  Holders of the Exchange Notes will not have registration rights; and

•                  Holders of the Exchange Notes will not have rights to additional interest.

For additional information on the terms of these exchange offers, see “The Exchange Offers.”

For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

Exchange Notes

We are offering to exchange the Exchange Notes — specifically, up to $700.0 million aggregate principal amount of our 5.125% Senior Notes due October 1, 2021 that have been registered under the Securities Act, and up to $500.0 million aggregate principal amount of our 5.500% Senior Notes due October 1, 2024 that have been registered under the Securities Act, for an equal face amount of our outstanding Old Notes — specifically, our unregistered 5.125% Senior Notes due October 1, 2021 and our unregistered 5.500% Senior Notes due October 1, 2024.

Expiration Date	These Exchange Offers will expire at 5:00 p.m., New York City time, on [•], 2015, unless extended. We do not currently plan to extend the Expiration Date.
Withdrawal Rights

A tender of outstanding Old Notes may be withdrawn at any time prior to 5:00 p.m. New York time, on the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder, promptly after the expiration or termination of the Exchange Offers.

Resales of the Exchange Notes

Based on an interpretation by the staff of the SEC, set forth in no-action letters issued to various third parties unrelated to us, we believe that Exchange Notes to be issued in the Exchange in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if you meet the following conditions:

•                  the Exchange Notes are acquired by you in the ordinary course of your business;

•                  you are not engaged in or participating, do not intend to engage in or participate and have no arrangement or understanding with any person to engage in or participate in a distribution of the Exchange Notes; and

•                  you are not our affiliate, as that term is defined in Rule 405 under the Securities Act, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

•                  if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the exchange notes; and

•                  you are not acting on behalf of any person or entity that could not truthfully make these representations.

In addition, each participating broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes pursuant to the Exchange, that were acquired by that broker-dealer as a result of market-making activities or other trading activities must agree to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes. See “Plan of Distribution.”

If you are a holder of Old Notes, including any broker-dealer, and you are an affiliate of Steel Dynamics, Inc., did not acquire the Exchange Notes in the ordinary course of your business, or you wish to tender your Old Notes in the Exchange with the intention of participating, or for the purpose of participating in a distribution of the Exchange Notes, you cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, absent an available exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes.

Certain Conditions to the Exchange

The Exchange is subject to customary conditions, which we may waive. We will not be required to accept for exchange any Old Notes, and may amend or terminate the Exchange Offers if any of the following conditions or events occurs:

•                  the Exchange Offers or the making of any exchange by a holder of Old Notes violates applicable law or any applicable interpretation of the staff of the SEC;

•                  any action or proceeding shall have been instituted with respect to the Exchange Offers which, in our reasonable judgment, would impair our ability to proceed with the Exchange Offers; or

•                  any laws, rules or regulations or applicable interpretations of the staff of the SEC are issued or promulgated which, in our good faith determination, do not permit us to effect the Exchange Offers.

We will promptly give oral or written notice of any non-acceptance of the unregistered Old Notes or of any amendment to or termination of the Exchange Offers to the registered holders of the unregistered Old Notes. We reserve the right to waive any conditions of the Exchange Offers.

Please read the section captioned “Terms of the Exchange—Certain Conditions to the Exchange” for more information regarding the conditions to the Exchange.

Effects on Holders of Outstanding Old Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding Old Notes pursuant to the terms of, the Exchange, we will have fulfilled a covenant in the Registration Rights Agreement and, accordingly, there will thereafter be no increase in the interest rate on the Old Notes as described in the Registration Rights Agreement. If you are a holder of Old Notes and you do not tender your Old Notes in the Exchange, you will continue to hold the Old Notes and will be entitled to all the rights and limitations applicable to the Old Notes in the Indenture relating to the Notes, except for any rights under the Registration Rights Agreement that by their terms terminate upon the consummation of the Exchange.

Consequences of Failure to Exchange

If you do not exchange your Old Notes for Exchange Notes, you will continue to hold your outstanding Old Notes and will be entitled to all the rights and subject to all the limitations applicable to the Old Notes in the Indenture relating to the Old Notes, except that you will no longer be able to obligate us to register your Old Notes under the Securities Act. In that event, you will not be able to resell, offer to resell or otherwise transfer your Old Notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this Exchange, we do not currently anticipate that we will register the Old Notes under the Securities Act.  The Old Notes, to the extent not tendered hereunder, will, however, continue to bear interest at the same rate as the Exchange Notes. Holders of Exchange Notes, after the tender, will receive the same accrued interest payments they would have received had they not accepted the Exchange Offers.

Procedures for Tendering Old Notes

If you wish to participate in an Exchange Offer, you must either:

•                  Transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the Exchange Agent at the address set forth in the letter of transmittal. These materials must be received by the Exchange Agent before 5:00 p.m., New York City time, on [•], 2015, the expiration date of the Exchange Offers. You must also provide physical delivery of your unregistered Old Notes to the Exchange Agent’s address as set forth in the letter of transmittal; or

•                  If you hold Old Notes through DTC and wish to participate in the Exchange, you may effect a tender of unregistered Old Notes electronically by book-entry transfer into the Exchange Agent’s account at DTC. You must also comply with the Automated Tender Offer Program procedures prescribed by DTC, by the terms of which you will agree to be bound by the letter of transmittal.

Tax Considerations

The exchange of Old Notes for Exchange Notes in the Exchange will not be a taxable event for U.S. federal income tax purposes. The Exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the Exchange, you will continue to have the same adjusted basis and holding period in each Exchange Note received as you had immediately prior to the Exchange in the corresponding Old Note surrendered. See “Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of Exchange Notes pursuant to the Exchange.
Exchange Agent	Wells Fargo Bank, National Association is the Exchange Agent for the Exchange. The address and telephone number of the Exchange Agent are:

	Registered & Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Regular Mail or Courier: Wells Fargo Bank , N.A. Corporate Trust Operations MAC N9303-121 6th St & Marquette Avenue Minneapolis, MN 55479	In Person by Hand Only: Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Building - 12th Floor 608 Second Avenue South Minneapolis, MN 55402

Or By Facsimile Transmission: (612) 667-6282 Telephone: (800) 344-5128

Purpose of the Exchange Offers

The Exchange Notes are being offered to satisfy our obligations under the Registration rights Agreement entered into with the initial purchasers of the Old Notes at the time the Old Notes were issued and sold.

Delivery

You must also deliver the Old Notes and any other required documents to the Exchange Agent at the address set forth below. If you hold Old Notes through DTC and wish to participate in the Exchange, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•                  any Exchange Notes you receive will be acquired in the ordinary course of your business;

•                  you have no arrangement or understanding with any person or entity to participate in a distribution of the Exchange Notes;

•                  if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those Exchange Notes; and

•                  you are not our “affiliate,” as defined in Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Special Procedures for Beneficial Owners

If you are the beneficial owner of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Old Notes, you should promptly contact the person in whose name your Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name your Old Notes are registered. The transfer of registered ownership may take considerable time. See “Terms of Exchange—Procedures for Tendering—Procedures Applicable to All Holders.”

Guaranteed Delivery Procedures

If you wish to tender your Old Notes and your Old Notes are not immediately available, or you cannot deliver your Old Notes with the accompanying letter of transmittal or any other documents required by the accompanying letter of transmittal, or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program before 5:00 p.m. New

York City time on the Expiration Date, you must tender your Old Notes according to the guaranteed delivery procedures set forth in this Prospectus under “Terms of the Exchange—Guaranteed Delivery Procedures.”

Please see “Terms of the Exchange” for more detailed instructions on how to obtain Exchange Notes for your Old Notes.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The following is a brief summary of some of the basic information about the Exchange Notes and is not intended to be complete. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

In the Exchange you are entitled to exchange your Old Notes for Exchange Notes, which are identical in all material respects to the Old Notes except that:

•                                          the Exchange Notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

•                                          the Exchange Notes are not entitled to the registration rights that are applicable to the Old Notes under the Registration Rights Agreement; and

•                                          our obligation to pay additional interest on the Old Notes if the Exchange is not consummated by the date that is 366 days after the Closing Date of September 9, 2014, does not apply to the Exchange Notes.

Issuer	Steel Dynamics, Inc.

Exchange Notes Offered	$700,000,000 aggregate principal amount of 5.125% Senior Notes Due 2021; and $500,000,000 aggregate principal amount of 5.500% Senior Notes Due 2024.

Maturity	The 2021 Notes mature October 1, 2021. The 2024 Notes mature October 1, 2024.

Interest Rate	The 2021 Notes pay interest at 5.125% per annum payable in cash. The 2024 Notes pay interest at 5.500% per annum payable in cash.

Interest Payment Dates	Interest is payable on the 2021 Notes on April 1 and October 1 of each year. Interest is payable on the 2024 Notes on April 1 and October 1 of each year.

Guarantees

The Exchange Notes are guaranteed on a senior unsecured basis by Jackson Iron & Metal Company, Inc.; Marshall Steel, Inc.; New Millennium Building Systems, LLC; OmniSource Corporation; OmniSource Southeast, LLC; OmniSource Transport, LLC; Roanoke Electric Steel Corporation; Steel Dynamics Sales North America, Inc.; Steel Dynamics Columbus, LLC; Steel of West Virginia, Inc.; Superior Aluminum Alloys, LLC; SWVA, Inc.; and The Techs Industries, Inc.

Optional Redemption

The 2021 Notes will be redeemable at any time on or after October 1, 2017, and the 2024 Notes will be redeemable at any time on or after October 1, 2019, at the redemption prices set forth in this Prospectus, plus accrued and unpaid interest, if any, up to but not including the date of redemption.

In addition, at any time before October 1, 2017, we may redeem up to 35% of the aggregate principal amount outstanding of the 2021 Notes or the 2024 Notes with the net cash proceeds from sales of our common stock at a redemption price equal to 105.125% or 105.500%, respectively, of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to October 1, 2017, in the case of the 2021 Notes, and October 1, 2019, in the case of the 2024 Notes, we may redeem some or all of the 2021 Notes and 2024 Notes, respectively, by paying a “make-whole” premium. See “Description of the Exchange Notes — Optional Redemption.”

Change of Control

Upon the occurrence of a change of control (as defined under “Description of the Exchange Notes”), we will be required to make an offer to purchase the Notes. The purchase price will equal 101% of the principal amount of the Notes on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the Exchange Notes — Repurchase of Notes Upon a Change of Control.”

Certain Covenants

We issued the Old Notes, and will issue the Exchange Notes, under an Indenture with Wells Fargo Bank, National Association, as trustee. The Indenture, among other things, limits our ability and the ability of our Significant Subsidiaries (as defined under “Description of the Exchange Notes”) to:

•    engage in sale-leaseback transactions;

•    create liens; and

•    engage in a merger, sale or consolidation.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Exchange Notes—Certain Covenants” in this Prospectus.

Use of Proceeds	We will not receive any cash proceeds upon the completion of the Exchange.

Further Issuances	We may from time to time, without notice to or the consent of the holders of Exchange Notes, create and issue additional Notes ranking equally and ratably with the Exchange Notes.

Form of Exchange Notes

The Exchange Notes to be issued in the Exchange will be represented by one or more global securities deposited with the Trustee for the benefit of DTC. You will not receive Exchange Notes in certificated form. Instead, beneficial interests in the Exchange Notes to be issued in the Exchange will be shown on, and a transfer of these interests will be effected only through, records maintained in book entry form by DTC with respect to its participants.

Amendments and Waivers	Except for specified amendments, the Indenture may be amended with the consent of the holders of a majority of the principal amount of the Notes then outstanding.

Absence of a Public Market for the Exchange Notes

The Exchange Notes generally will be freely transferable but will also be new securities for which there will not initially be a market. It is not certain whether a market for the Exchange Notes will develop or whether any such market would provide a significant degree of liquidity. We do not intend to apply for a listing of the Exchange Notes on any domestic securities exchange or seek approval for quotation through any automated quotation system.

USE OF PROCEEDS

We will not receive any proceeds from the exchange of the Old Notes in this Exchange. In consideration for issuing the Exchange Notes as contemplated by this Prospectus, we will receive in exchange a like principal amount of Old Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated (dollars in thousands). This ratio shows the extent to which our business generates enough earnings, after the payment of all expenses, other than interest, to make required interest payments on our debt.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(DOLLARS IN THOUSANDS)

	2014	2013	2012	2011	2010
Interest expense, including amortization of debt issuance costs	$137,263	$127,728	$158,585	$176,977	$170,229
Capitalized interest	2,471	4,592	1,394	1,730	6,968

Fixed charges (a)	139,734	132,320	159,979	178,707	177,197

Income before taxes and before adjustment for noncontrolling interests	164,803	262,830	204,066	424,319	213,459
Amortization of capitalized interest	7,194	6,832	6,778	6,124	5,885
Less capitalized interest	(2,471)	(4,592)	(1,394)	(1,730)	(6,968)

Adjusted earnings (b)	309,260	397,390	369,429	607,420	389,573

Ratio (b) / (a)	2.21x	3.00x	2.31x	3.40x	2.20x

For purposes of calculating our ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, extraordinary items and before adjustment for noncontrolling interests, adjusted for the portion of fixed charges deducted from the earnings, plus amortization of capitalized interest. Fixed charges consist of interest on all indebtedness, including capitalized interest, and amortization of debt issuances costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table presents our selected historical consolidated financial and other operating information as of and for the years ended December 31, 2014, 2013, 2012, 2011, and 2010. The selected consolidated operating, other financial and balance sheet data as of and for the years ended December 31, 2014 and 2013 has been derived from our audited consolidated financial statements and related notes, which are incorporated by reference herein. The selected consolidated operating, other financial and balance sheet data as of and for the years ended December 31, 2012, 2011 and 2010 has been derived from audited consolidated financial statements not included or incorporated by reference herein. You should read the following data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes, certain of which are incorporated by reference herein.

You should also read the following information in conjunction with the data in the table on the following page:

•                  On September 16, 2014, we completed the acquisition of Severstal Columbus, LLC, now known as Steel Dynamics Columbus, LLC (“Columbus”). Located in northeast Mississippi, Columbus is one the newest and most technologically advanced sheet steel electric arc furnace mills in North America. Columbus operations are reflected in our steel operating segment from the date of acquisition.

•                  In the fourth quarter 2014, we recorded a noncash impairment charge associated with the company’s Minnesota ironmaking operations, which reduced 2014 operating and pretax income by $260.0 million, net income by $179.1 million, net income attributable to Steel Dynamics, Inc. by $132.6 million, and basic and diluted earnings per share by $0.55.

•                  For purposes of calculating our “ratio of earnings to fixed charges”, earnings consist of earnings from continuing operations before income taxes, extraordinary items and before adjustments for noncontrolling interests, adjusted for the portion of fixed charges deducted from these earnings, plus amortization of capitalized interest. Fixed charges consist of interest on all indebtedness, including capitalized interest, and amortization of debt issuance costs.

•                  For purposes of calculating our “operational working capital” for all periods presented, we consider amounts invested in trade receivables and inventories, less current liabilities other than income taxes payable and debt as reported on our consolidated balance sheets.

	Years Ended December 31,
	2014	2013	2012	2011	2010
	(dollars and shares in thousands, except per share data)
Operating data:
Net sales	$8,755,952	$7,372,924	$7,290,234	$7,997,500	$6,300,887
Gross profit	966,211	719,144	719,898	931,518	675,666
Operating income	320,320	386,525	391,165	584,820	364,753
Impairment charges reflected in operating income	(260,000)	(308)	(8,250)	—	(12,805)
Net income	91,650	163,516	142,281	265,692	129,599
Net income attributable to Steel Dynamics, Inc.	157,024	189,314	163,551	278,120	140,709

Basic earnings per share	$0.68	$0.86	$0.75	$1.27	$0.65
Weighted average common shares outstanding	232,547	220,916	219,159	218,471	216,760
Diluted earnings per share	$0.67	$0.83	$0.73	$1.22	$0.64
Weighted average common shares and share equivalents outstanding	242,078	238,996	236,624	235,992	234,717
Dividends declared per share	$0.460	$0.440	$0.400	$0.400	$0.300

Other financial data:
Capital expenditures	$111,785	$186,843	$223,525	$167,007	$133,394
Ratio of earnings to fixed charges	2.21x	3.00x	2.31x	3.40x	2.20x

Other data:
Shipments:
Steel operations (net tons)	7,358,366	6,119,884	5,832,776	5,842,694	5,295,852

Metals recycling
Ferrous metals (gross tons)	5,566,238	5,505,995	5,647,058	5,879,729	5,179,812
Nonferrous metals (thousands of pounds)	1,173,771	1,052,494	1,051,333	1,066,648	961,288

Steel fabrication operations (net tons)	480,509	366,676	295,161	217,838	164,431

Steel operations production (net tons)	7,376,657	6,266,507	5,884,775	5,931,833	5,413,093

Shares outstanding (in thousands)	241,449	222,867	219,523	218,874	217,575
Number of employees	7,780	6,870	6,670	6,530	6,180

Balance sheet data:
Cash and equivalents, and short-term commercial paper	$361,363	$395,156	$407,437	$475,591	$186,513
Operational working capital	1,723,208	1,405,736	1,281,765	1,276,916	1,189,086
Net property, plant and equipment	3,123,906	2,226,134	2,231,198	2,193,745	2,213,333
Total assets	7,311,027	5,933,006	5,815,416	5,979,226	5,589,934
Long-term debt (including current maturities)	3,024,166	2,107,589	2,202,237	2,380,100	2,386,821
Equity	2,795,527	2,495,855	2,377,842	2,299,900	2,076,835

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents, our long-term debt and our capitalization as of December 31, 2014 (you should read this table in conjunction with our audited consolidated financial statements and related notes incorporated by reference in this prospectus):

As of December 31, 2014
Actual
Cash and equivalents	$361.3

Senior Secured Credit Facility (1)	250.0
Other secured obligations	68.8
Total secured debt	318.8
6 1/8% Senior Notes due 2019	400.0
7 5/8% Senior Notes due 2020 (2)	350.0
5.125% Senior Notes due 2021	700.0
6 3/8% Senior Notes due 2022	350.0
5 1/4% Senior Notes due 2023	400.0
5.500% Senior Notes due 2024	500.0
Other unsecured obligations	5.4
Total debt	3,024.2
Redeemable non-controlling interest	126.3
Total Equity	2,795.5
Total capitalization	$5,946.0

(1)                                 Pursuant to the terms of our prior senior secured credit facility, as of December 31, 2014, we had $250.0 million of borrowings under our term loan facility and $1.2 billion of undrawn borrowing availability under our revolving credit facility, reduced by $14.5 million of undrawn letters of credit and other obligations.

(2)                                 The 7 5/8% Senior Notes due 2020 were redeemed March 16, 2015, using available cash.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

We issued the unregistered Old Notes on September 9, 2014, in a private placement to certain initial purchasers pursuant to a Purchase Agreement, and the initial purchasers resold the Old Notes to a limited number of qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on that rule, and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. On September 9, 2014, we also entered into an original Indenture and a Registration Rights Agreements. The Registration Rights Agreement requires that we file a registration statement under the Securities Act (of which this prospectus forms a part) with respect to the Exchange Notes to be issued in the Exchange Offers and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your Old Notes for a like principal amount of Exchange Notes.

Accordingly, by these Exchange Offers, subject to and upon the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange up to $700.0 million of our 5.125% Senior Notes Due 2021 that have been registered under the Securities Act, as amended, for an equal face amount of our outstanding unregistered 5.125% Senior Notes Due 2021 that were issued on September 9, 2014; and we are offering to exchange up to $500.0 million of our 5.500% Senior Notes Due 2024 that have been registered under the Securities Act, as amended, for an equal face amount of our outstanding unregistered 5.500% Senior Notes Due 2024 that were issued on September 9, 2014.

Except for the requirements of applicable U.S. federal and state securities laws, there are no federal or state regulatory requirements to be complied with or approvals to be obtained by us in connection with the Exchange which, if not complied with or obtained, would have a material adverse effect on us.

The Exchange Notes will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by you without registration under the Securities Act. After we complete the Exchange, our obligations with respect to the registration of the Old Notes will terminate, except as provided in the last paragraph of this section. A copy of the original Indenture relating to the Notes and the Registration Rights Agreement have been incorporated by reference into or attached as exhibits to the registration statement of which this Prospectus is a part.

We are making the Exchange Offers in reliance on certain interpretation letters issued by the staff of the SEC, set forth in no-action letters issued to third parties.  However, we have not sought our own no-action letter.  Based upon these interpretations by the SEC, we believe that, if you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, the Exchange Notes to be issued to you in the Exchange may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. This interpretation, however, is based on your representation to us that:

•                                          the Exchange Notes to be issued to you in the Exchange are being acquired in the ordinary course of your business;

•                                          you are not engaging in and do not intend to engage in a distribution of the Exchange Notes to be issued to you in the Exchange; and

•                                          you have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be issued to you in the Exchange.

If you tender your Old Notes in the Exchange for the purpose of participating in a distribution of the Exchange Notes to be issued to you in the Exchange, you cannot rely on this interpretation by the staff of the SEC. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives Exchange Notes in the Exchange for its own account in exchange for Old Notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those Exchange Notes. See “Plan of Distribution.”

Shelf Registration

In the event that (i) the Company and the Subsidiary Guarantors determine that the Exchange Offers, as described herein, are not available or may not be consummated as soon as practicable because it would violate applicable law or the applicable interpretations of the staff of the SEC, (ii) the Exchange Offers are not for any other reason consummated by September 10, 2015, or (iii) the Exchange Offers have not been completed and in the opinion of counsel for the initial purchasers a registration statement must be filed and a prospectus must be delivered by the initial purchasers in connection with any offering or sale of the Old Notes, we and the Subsidiary Guarantors will use our reasonable best efforts, at our cost, to cause to be filed and to become effective a shelf registration statement with respect to resale of the Old Notes. We will use our best efforts to keep such shelf registration statement continuously effective until the second anniversary of the Closing Date or such shorter period that will terminate when all the Old Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. In the event of such a shelf registration, we will provide to each holder copies of the prospectus, notify each holder when the shelf registration statement for the Old Notes has become effective and take certain other actions as are required to permit resale of the Old Notes. A holder that sells its Old Notes pursuant to the shelf registration statement (1) generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification obligations).

THE EXCHANGE

We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes validly tendered and accepted in the Exchange. You may tender some or all of your Old Notes pursuant to the Exchange. However, Old Notes may be tendered only in the principal amount of $2,000.00 or integral multiples of $1,000 in excess thereof.

In connection with the issuance of the Old Notes, we arranged for the Old Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. Except as otherwise described under “Description of the Exchange Notes,” the Exchange Notes will be issued in the form of one or more global notes registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferrable in book-entry form through DTC.

Upon consummation of the Exchange Offers, the Exchange Notes will have different CUSIP and ISIN numbers than the unregistered Old Notes.

The form and terms of the Exchange Notes are identical in all material respects to those of the Old Notes, except that the Exchange Notes to be issued in the Exchange will have been registered under the Securities Act, will not bear legends restricting their transfer, will not carry any further registration rights and will not be entitled to the additional interest provisions applicable to the Old Notes. Holders of Old Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Old Notes that are not tendered for exchange, or are tendered but not accepted in connection with the Exchange Offers, will remain outstanding and will remain entitled to the benefit of the Indenture.  The Exchange Notes, just as the Old Notes, will be issued pursuant to, and entitled to the benefits of, the Indenture, and the Exchange Notes and the Old Notes will be deemed to constitute one issue of Notes under the Indenture.

As of the date of this prospectus, $700.0 million in aggregate principal amount of 5.125% Old Notes due 2021 and $500.0 million in aggregate principal amount of 5.500% Old Notes due 2024 were outstanding. The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the Old Notes.

The Exchange Agent will act as our agent for the tendering holders for the purpose of receiving the Exchange Notes from us. You will not be required to pay brokerage commissions or fees or, except as set forth below under “Transfer Taxes,” transfer taxes with respect to the exchange of your Old Notes in the Exchange. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange. See “Fees and Expenses” below.

Expiration Date, Extensions and Amendments

The Exchange will expire at 5:00 p.m., New York City time, on [•], 2015 (the “Expiration Date”), unless we determine, in our sole discretion, to extend the Exchange Offers, in which case it will expire at the later date and time to which it is extended. We will keep the Exchange Offers open for the period indicated, and in no event for a period less than a full twenty business days. We do not currently intend to extend the Exchange Offers, although we reserve the right to do so at any time or from time to time prior to the Expiration Date. If we extend the Exchange Offers, we will give written notice to Wells Fargo Bank, National Association, the Exchange Agent, and will provide a public announcement to that effect, communicated no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date, unless otherwise required by applicable law, by issuing a news release to PR Newswire or other wire service.  During any extension of the Exchange Offers, all Old Notes previously tendered will remain subject to the Exchange Offers and may be accepted for exchange by us. If we amend the Exchange in a manner which we consider to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that we will distribute to each registered holder of Old Notes.

We also reserve the right, in our sole discretion,

•                                          to delay accepting any Old Notes or, if any of the conditions set forth below under “Certain Conditions to The Exchange” have not been satisfied or waived, to terminate the Exchange by giving oral or written notice of such delay or termination to the Exchange Agent, or

•                                          to amend the terms of the Exchange in any manner by complying with Rule 14e-l(d) under the Exchange Act to the extent that rule applies.

We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the Old Notes surrendered for exchange, promptly after the termination or withdrawal of the Exchange. We will notify you as promptly as we can of any extension, termination or amendment.

The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of unregistered Old Notes in any jurisdiction in which an Exchange Offer or the acceptance of an Exchange Offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

In the event that the Exchange Offers are not consummated on or prior to the date that is 366 days after the Closing Date of September 9, 2014, the annual interest rate borne by the Old Notes will be increased thereafter by 0.5% over the rate shown on the cover page of this prospectus. Once the Exchange Offers are consummated or the shelf registration statement is declared effective, the annual interest rate borne by the Old Notes shall be changed to again be the rate shown on the cover page of this prospectus.

PROCEDURES FOR TENDERING OLD NOTES

The tender of Old Notes by you pursuant to any one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

Book-Entry Interests

The Old Notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

If you hold your Old Notes in the form of book-entry interests and you wish to tender your Old Notes for exchange pursuant to the Exchange Offers, you must transmit to the Exchange Agent at the address set forth on the cover page of the letter of transmittal, on or prior to the expiration date, either:

•                                          a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the Exchange Agent; or

•                                          a computer-generated “agent’s message,” transmitted by means of DTC’s Automated Tender Offer Program system (ATOP) to the agent’s account at DTC, and received by the Exchange Agent, constituting a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against the holder.

In addition, in order to deliver Old Notes held in the form of book-entry interests:

•                                          a timely confirmation of book-entry transfer of such Notes into the Exchange Agent’s account at DTC, in accordance with DTC’s procedures governing book-entry transfers, must be received by the Exchange Agent prior to the Expiration Date; or

•                                          you must comply with the guaranteed delivery procedures described below.

The method of delivery of Old Notes and the letter of transmittal and all other required documents to the Exchange Agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. You should not send the letter of transmittal or Old Notes to us.

You may request your broker, dealer, commercial bank, trust company, or nominee to effect the above transactions for you.

Certificated Old Notes

For Old Notes held in certificated form, if any, the holder may tender such Old Notes by:

•                  properly completing and signing the accompanying letter of transmittal or a facsimile and delivering the letter of transmittal, including all other documents required by the letter of transmittal, together with the certificated Old Notes, or

•                  complying with the guaranteed delivery procedures described below.

Procedures Applicable to All Holders

If you tender an Old Note and you do not withdraw the tender prior to the Expiration Date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

If your Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless Old Notes tendered in the Exchange are tendered either

•                         by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•                         for the account of an eligible institution;

and the box entitled “Special Registration Instructions” on the letter of transmittal has not been completed.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

If the letter of transmittal is signed by a person other than you, your Old Notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those Old Notes.

If the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Old Notes. This determination will be final and binding. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to all tendered Old Notes. Our interpretation of the terms and conditions of the Exchange, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your Old Notes within the time period we will determine, unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Old Notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Old Notes will be returned to you if:

•                                          you improperly tender your Old Notes;

•                                          you have not timely cured any defects or irregularities in your tender; and

•                                          we have not waived those defects, irregularities or improper tender.

In this event, the Exchange Agent will return your Old Notes, unless otherwise provided in the letter of transmittal, promptly following the expiration of the Exchange.

In addition, we reserve the right in our sole discretion to:

•                                          purchase or make offers for, or offer Exchange Notes for, any Old Notes that remain outstanding subsequent to the expiration of the Exchange Offers;

•                                          terminate the Exchange Offers; and

•                                          to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the Exchange Offers.

By tendering, you will represent to us that, among other things:

•                                          the Exchange Notes to be acquired by you in the Exchange Offers are being acquired in the ordinary course of your business;

•                                          you are not engaging in and do not intend to engage in a distribution of the Exchange Notes to be acquired by you in the Exchange;

•                                          you do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired by you in the Exchange; and

•                                          you are not our “affiliate,” as defined under Rule 405 of the Securities Act.

In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange in the Exchange Offers will be made only after timely receipt by the Exchange Agent of either certificates for your Old Notes or a timely book-entry confirmation of your Old Notes into the Exchange Agent’s account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Old Notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged Old Notes, or Old Notes in substitution therefor, will be promptly returned without expense to you. In addition, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to its book-entry transfer procedures, the non-exchanged Old Notes will be credited to your account maintained with DTC promptly after the expiration or termination of the Exchange Offers.

The Exchange Agent will establish an account with respect to the book-entry interests at DTC for purposes of the Exchange Offers promptly after the date of this Prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the Exchange Agent at DTC. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer.

If one of the following situations occurs:

•                                          you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the Exchange Agent’s account at DTC; or

•                                          you cannot deliver all other documents required by the letter of transmittal to the Exchange Agent prior to the Expiration Date,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed below.

Guaranteed Delivery Procedures

If you desire to tender your Old Notes and your Old Notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

•                                          you tender through an eligible financial institution;

•                                          on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

•                                          the certificates for all certificated Old Notes, in proper form for transfer, if any, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

•                                          your name and address;

•                                          the amount of Old Notes you are tendering;

•                                          a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the Exchange Agent:

•                                          the certificates for all certificated Old Notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

•                                          a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

•                                          any other documents required by the letter of transmittal.

Withdrawal Rights

You may withdraw tenders of your Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

For your withdrawal to be effective, the Exchange Agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under “The Exchange Agent” prior to 5:00 p.m., New York City time, on the Expiration Date.

The notice of withdrawal must:

•                                          state your name;

•                                          identify the specific Old Notes to be withdrawn, including the certificate number, if any, or numbers and the principal amount of withdrawn Notes;

•                                          be signed by you in the same manner as you signed the letter of transmittal when you tendered your Old Notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the Exchange Agent to register the transfer of the Old Notes into your name; and

•                                          specify the name in which the Old Notes are to be registered, if different from yours.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Old Notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost promptly after withdrawal, rejection of tender or termination of the Exchange. Properly withdrawn Old Notes may be retendered by following one of the procedures described under “Procedures for Tendering Old Notes” above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Certain Conditions to the Exchange

Notwithstanding any other provision of the Exchange and subject to our obligations under the Registration Rights Agreement, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange, if at any time prior to the Expiration Date any of the following events occur:

•                                          any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the Exchange; or

•                                          the Exchange violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time prior to the Expiration Date any particular condition in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws to extend the expiration date of the Exchange. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time; provided, however, that if we decide to waive a condition, we will announce such decision in a manner reasonably calculated to inform holders of such waiver.

In addition, we will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any of those Old Notes, if at the time the Old Notes are tendered any stop order is threatened by the SEC or in effect with respect to the registration statement of which this Prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

The Exchange is not conditioned on any minimum principal amount of Old Notes being tendered for exchange.

THE EXCHANGE AGENT

We have appointed Wells Fargo Bank, National Association as Exchange Agent for the Exchange. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the Exchange Agent addressed as follows:

By Registered, Certified or Regular Mail, or Overnight Courier or Hand Delivery:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Attn:  Bondholder Communications

By Facsimile Transmission (Eligible Institutions Only):
612-667-6282

By Telephone:
800-344-5128

Originals of all documents sent by facsimile should be promptly sent to the Exchange Agent by mail, by hand or by overnight delivery service.

The Exchange Agent also acts as trustee under the Indenture.

Fees and Expenses

We will pay all registration expenses, including SEC filing fees and fees and expenses of the Exchange Agent, printing, mailing, legal and accounting in connection with the Exchange. However, we will not make any payments to brokers, dealers or other persons soliciting acceptance of these Exchange Offers. We may pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Old Notes.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your Old Notes for exchange unless you instruct us to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

The Exchange Notes will be recorded at the carrying value of the Old Notes, as reflected on our accounting records on the date of the Exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange. We will amortize the expense of the Exchange over the term of the Exchange Notes under United States’ generally accepted accounting principles.

DESCRIPTION OF THE EXCHANGE NOTES

The $700,000,000 principal amount of our Old 2021 Notes were, and the $700,000,000 principal amount of the 2021 Notes, to the extent that the Old 2021 Notes are exchanged for 2021 Notes, will be issued under an original Indenture dated as of September 9, 2014, among Steel Dynamics, Inc., as issuer, the Subsidiary Guarantors, as guarantors, and Wells Fargo Bank, National Association, as Trustee (the “2021 Indenture”). The terms of the 2021 Notes include those stated in the 2021 Indenture and those made part of the 2021 Indenture by reference to the Trust Indenture Act of 1939.

The $500,000,000 principal amount of our Old 2024 Notes were, and the $500,000,000 principal amount of the 2024 Notes, to the extent that the Old 2024 Notes are exchanged for 2024 Notes, will be issued under an original Indenture dated as of September 9, 2014, among Steel Dynamics, Inc., as issuer, the Subsidiary Guarantors, as guarantors, and Wells Fargo Bank, National Association, as Trustee (the “2024 Indenture,” and together with the 2021 Indenture, the “Indentures”).  The terms of the 2024 Notes include those stated in the 2024 Indenture and those made part of the 2024 Indenture by reference to the Trust Indenture Act of 1939.

The following is a summary of the material provisions of the Indentures but does not restate the Indentures in their entirety. You can find the definitions of certain capitalized terms used in the following summary under the subheading “Definitions” in the Indentures. We urge you to read the Indentures because they define more fully your rights as holders of the Notes. A copy of the Indentures, as amended, is available upon request from Steel Dynamics or may be viewed by reference to the exhibits incorporated by reference into the registration statement of which this Prospectus is a part, which may in turn be accessed through our filings with the SEC, at www.sec.gov.  For purposes of this “Description of the Exchange Notes,” the term “Steel Dynamics” refers only to Steel Dynamics, Inc., and not to any of its subsidiaries.

General

2021 Notes

The 2021 Notes will be issued with a maximum initial aggregate principal amount of $700.0 million, and will be issued in minimum denominations of $2,000 principal amount and multiples of $1,000 in excess thereof.

The 2021 Notes will be unsecured senior obligations of Steel Dynamics and will mature on October 1, 2021. They are guaranteed fully and unconditionally (except as limited as described under “Description of the Exchange Notes”) on a joint and several basis by the Subsidiary Guarantors, are senior in right of payment to any future subordinated obligations of the Company and Subsidiary Guarantors and rank pari passu with all existing and future senior unsecured indebtedness of the Company and the Subsidiary Guarantors. Steel Dynamics may, without the consent of the holders of the 2021 Notes, issue additional 2021 Notes (the “Additional 2021 Notes”). None of these Additional 2021 Notes may be issued if an Event of Default (as defined under the subheading “Events of Default”) has occurred and is continuing with respect to the 2021 Notes. The 2021 Notes, the 2021 Old Notes and any Additional 2021 Notes subsequently issued would be treated as a single class for all purposes under the 2021 Indenture.

Each 2021 Note will bear interest at the rate of 5.125% per annum from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the Closing Date. Interest on the 2021 Notes will be payable semiannually on April 1 and October 1 of each year, commencing April 1, 2015. Interest will be paid to Holders of record at the close of business on the March 15 or September 15 immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months on a U.S. corporate bond basis.

The 2021 Notes will be issued in the form of one or more fully registered global notes, which will be deposited with or on behalf of DTC, as the depository, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. No service charge will be made for any registration of transfer or exchange of 2021 Notes, but Steel Dynamics may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

2024 Notes

The 2024 Notes will be issued with a maximum initial aggregate principal amount of $500.0 million and will be issued in minimum denominations of $2,000 principal amount and multiples of $1,000 in excess thereof.

The 2024 Notes will be unsecured unsubordinated obligations of Steel Dynamics, and will mature on October 1, 2024. They are guaranteed fully and unconditionally (except as limited as described under “Description of the Exchange Notes”) on a joint and several basis by the Subsidiary Guarantors, are senior in right of payment to any future subordinated obligations of the Company, and rank pari passu with all existing and future senior unsecured indebtedness of the Company. Steel Dynamics may, without the consent of the holders of the 2024 Notes, issue additional 2024 Notes (the “Additional 2024 Notes” and together with the 2021 Additional Notes, the “Additional Notes”). None of these Additional 2024 Notes may be issued if an Event of Default (as defined under the subheading “Events of Default”) has occurred and is continuing with respect to the 2024 Notes. The 2024 Notes, the 2024 Old Notes and any Additional 2024 Notes subsequently issued would be treated as a single class for all purposes under the 2024 Indenture.

Each 2024 Note will bear interest at the rate of 5.500% per annum from the most recent interest payment date to which interest has been paid, or if no interest has been paid, from the Closing Date. Interest on the 2024 Notes will be payable semiannually on April 1 and October 1 of each year, commencing April 1, 2015. Interest will be paid to Holders of record at the close of business on the March 15 or September 15 immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months on a U.S. corporate bond basis.

The 2024 Notes will be issued in the form of one or more fully registered global notes, which will be deposited with or on behalf of DTC, as the depository, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. No service charge will be made for any registration of transfer or exchange of 2024 Notes, but Steel Dynamics may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Repurchase of Notes upon a Change of Control

Steel Dynamics must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest, if any, to the Payment Date.

Any repurchase made as the result of a Change of Control will comply with any applicable regulations under the federal securities laws of the United States, including Rule 14e-1 under the Exchange Act.

The above described covenant requiring Steel Dynamics to repurchase the Notes will, unless consents are obtained, require Steel Dynamics to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

Steel Dynamics will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if a third party makes an offer to purchase the Notes in the manner, at the times and price, and otherwise in compliance with the requirements of the Indenture applicable to an Offer to Purchase for a Change of Control, and purchases all Notes validly tendered and not withdrawn in such offer to purchase.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Steel Dynamics and its Subsidiaries, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require Steel Dynamics to purchase its Notes as a result of the sale, transfer, conveyance or other disposition of less than all of the assets of Steel Dynamics and its Subsidiaries may be uncertain.

Holders may not be able to require us to purchase their Notes in certain circumstances involving a significant change in the composition of our Board of Directors, including a proxy contest where our Board of Directors does not endorse the dissident slate of directors but approves them as “continuing directors.” In this regard, a decision of the Delaware Chancery Court (not involving our company or our securities) considered a change of control redemption provision of an Indenture governing publicly traded debt securities substantially similar to the change of control described in clause (4) of the definition of Change of Control. In its decision, the court noted that a board of directors may “approve” a dissident shareholder’s nominees solely for purposes of such an Indenture, provided the board of directors determines in good faith that the election of the dissident nominees would not be materially adverse to the interests of the corporation or its stockholders (without taking into consideration the interests of the holders of debt securities in making this determination). While we are incorporated in the State of Indiana, we cannot assure you that an Indiana or other court interpreting clause (4) of the definition of Change of Control would not reach a similar decision to that of the Delaware Chancery Court.

Optional Redemption

2021 Notes

Except as described below, the 2021 Notes are not redeemable until October 1, 2017. Steel Dynamics may redeem the 2021 Notes at any time on or after October 1, 2017. The redemption price for the 2021 Notes (expressed as a percentage of principal amount) will be as set forth below, plus accrued interest to the redemption date, if redeemed during the twelve-month period commencing on October 1 of the years indicated below:

Year	Redemption Price
2017	102.563%
2018	101.281%
2019 and thereafter	100.000%

At any time prior to October 1, 2017, we may redeem up to 35% of the principal amount of the 2021 Notes with the net cash proceeds of one or more sales of our common stock, if any, at a redemption price (expressed as a percentage of principal amount) of 105.125%, plus accrued interest to the redemption date; provided that at least 65% of the aggregate principal amount of the 2021 Notes originally issued on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed or sent within 90 days of each such sale of common stock.

In addition, at any time or from time to time prior to October 1, 2017, Steel Dynamics may redeem all or a portion of the 2021 Notes, upon not less than 30 nor more than 60 days’ prior notice mailed to each holder or otherwise sent in accordance with the procedures of the Depositary, at a redemption price equal to 100% of the aggregate principal amount of the 2021 Notes, plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).

We will give not less than 30 days’ nor more than 60 days’ notice of any redemption. If less than all of the 2021 Notes are to be redeemed, subject to DTC procedures, selection of the 2021 Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the 2021 Notes are listed, or, if the 2021 Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. However, no 2021 Note of $2,000 in principal amount or less shall be redeemed in part. If any 2021 Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount to be redeemed. A new 2021 Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original 2021 Note.

2024 Notes

Except as described below, the 2024 Notes are not redeemable until October 1, 2019. Steel Dynamics may redeem the 2024 Notes at any time on or after October 1, 2019. The redemption price for the 2024 Notes (expressed as a percentage of principal amount) will be as set forth below, plus accrued interest to the redemption date, if redeemed during the twelve-month period commencing on October 1 of the years indicated below:

Year	Redemption Price
2019	102.750%
2020	101.833%
2021	100.917%
2022 and thereafter	100.000%

At any time prior to October 1, 2019, we may redeem up to 35% of the principal amount of the 2024 Notes with the net cash proceeds of one or more sales of our common stock at a redemption price (expressed as a percentage of principal amount) of 105.500%, plus accrued interest to the redemption date; provided that at least 65% of the aggregate principal amount of the 2024 Notes originally issued on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed or sent within 90 days of each such sale of common stock.

In addition, at any time or from time to time prior to October 1, 2019, Steel Dynamics may redeem all or a portion of the 2024 Notes, upon not less than 30 nor more than 60 days’ prior notice mailed to each holder or otherwise sent in accordance with the procedures of the Depositary, at a redemption price equal to 100% of the aggregate principal amount of the 2024 Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).

We will give not less than 30 days’ nor more than 60 days’ notice of any redemption. If less than all of the 2024 Notes are to be redeemed, subject to DTC procedures, selection of the 2024 Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the 2024 Notes are listed, or, if the 2024 Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. However, no 2024 Note of $2,000 in principal amount or less shall be redeemed in part. If any 2024 Note is to be redeemed in part only, the notice of redemption relating to such 2024 Note will state the portion of the principal amount to be redeemed. A new 2024 Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original 2024 Note.

Guarantees

Payment of the principal of, premium, if any, and interest on the Notes will be Guaranteed, fully and unconditionally (except as limited as described below) on a joint and several, unsecured and unsubordinated basis by the Initial Subsidiary Guarantors, which are all wholly owned by us. The Indenture provides that each Significant Subsidiary of Steel Dynamics (other than a Foreign Subsidiary) that (a) Guarantees Indebtedness of Steel Dynamics or any Subsidiary Guarantor in an aggregate amount in excess of $50.0 million, or (b) incurs or otherwise becomes liable for Indebtedness or Attributable Debt in respect of Sale and Leaseback Transactions, in an aggregate amount in excess of $50.0 million (other than (x) Indebtedness secured by a Mortgage permitted by clause (1), (2), (3), (4) or (5) of the “Limitation on Liens” covenant, or unsecured Indebtedness incurred to provide funds for the cost of acquisition, construction, development or improvement of property of such Significant Subsidiary, and (y) Attributable Debt permitted by clauses (1) through (4) of the “Limitation on Sale and Leaseback Transactions” covenant), will Guarantee payment of the principal of, premium, if any, and interest on the Notes. Except as described herein, Steel Dynamics’ Unrestricted Subsidiaries will not Guarantee the Notes.

A Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to contribution from any other Subsidiary Guarantor.

The obligations of a Subsidiary Guarantor under its Note Guarantee will be limited so as not to constitute a fraudulent conveyance or fraudulent transfer under applicable federal or state laws. We cannot assure you that this limitation will protect the Note Guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the Note Guarantees would suffice, if necessary, to pay the Notes in full when due. In a Florida bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent conveyances. We do not know if that case will be followed if there is litigation on this point under the Indenture. However, if it is followed, the risk that the Note Guarantees will be found to be fraudulent conveyances will be significantly increased.

The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged:

(1)                                 upon any sale, exchange or transfer to any Person (other than an Affiliate of Steel Dynamics) of all of the Capital Stock of such Subsidiary Guarantor;

(2)                                 upon the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness of Steel Dynamics or the repayment of the Indebtedness (or Attributable Debt) of such Subsidiary Guarantor, in each case which resulted in the obligation to Guarantee the Notes; provided that such Subsidiary Guarantor has not Guaranteed any other Indebtedness of Steel Dynamics or incurred or otherwise become liable for any other Indebtedness (or Attributable Debt) which would have resulted in an obligation to Guarantee the Notes;

(3)                                 if the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default shall have occurred and then be continuing; or

(4)                                 if the Notes are defeased in accordance with the terms of the Indenture.

We are not restricted from selling or otherwise disposing of any of the Subsidiary Guarantors or any or all of the assets of any of the Subsidiary Guarantors.

Ranking

The Notes are equal in right of payment with all existing and future unsubordinated unsecured Indebtedness of Steel Dynamics, including our $400 million principal amount of our 6 1/8% Senior Notes due 2019, our $350 million principal amount of our 7 5/8% Senior Notes due 2020, our $350 million principal amount of our 6 3/8% Senior Notes due 2022, and our $400 million principal amount of our 5 1/4% Senior Notes due 2023, and senior in right of payment to subordinated Indebtedness the Company may incur. Our 7 5/8% Senior Notes due 2020 were redeemed March 16, 2015, using available cash.

The Note Guarantees are equal in right of payment with all existing and future unsubordinated unsecured Indebtedness of the Subsidiary Guarantors and senior in right of payment to all subordinated indebtedness of the Subsidiary Guarantors.

The Notes and the Note Guarantees are effectively subordinated to any secured Indebtedness to the extent of the value of the assets securing such debt.

Except during a Collateral Suspension, the Credit Facilities are secured by the inventory and accounts receivable, chattel paper, instruments, deposit accounts, letter of credit rights and general intangibles of Steel Dynamics and its subsidiaries that have guaranteed the Credit Facilities, and by a pledge of the capital stock or other equity interests of the Subsidiary Guarantors. In the event of Steel Dynamics’ bankruptcy, liquidation, reorganization or other winding up, its assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all the other debt then outstanding, including the Notes.

The Notes are effectively subordinated to all of the liabilities of the subsidiaries of Steel Dynamics that do not guarantee the Notes. As of December 31, 2014, these non-guarantor subsidiaries had $371.7 million of liabilities outstanding, including $232.4 million of indebtedness, $165.1 million of which indebtedness is held by Steel Dynamics. See the footnote captioned “Condensed Consolidating Information” to our annual financial statements, incorporated by reference herein, for selected financial information regarding us, the Subsidiary Guarantors and the non-guarantor subsidiaries.

Certain covenants

Limitation on Liens

Steel Dynamics will not, and will not permit any of its Significant Subsidiaries to, create, incur, issue, assume or guarantee any Indebtedness secured by a Mortgage upon any of its properties or assets, without effectively providing concurrently that the Notes are secured equally and ratably with or, at our option, prior to such Indebtedness, so long as such Indebtedness shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Indebtedness secured by:

(1)                                 Mortgages on any property or assets existing at the time of the acquisition thereof by Steel Dynamics or any Significant Subsidiary;

(2)                                 Mortgages on property or assets of a Person existing at the time such Person is merged into or consolidated with Steel Dynamics or any of its Significant Subsidiaries or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to Steel Dynamics or any of its Significant Subsidiaries; provided that any such Mortgage does not extend to any property or assets owned by Steel Dynamics or any of its Significant Subsidiaries immediately prior to such merger, consolidation, sale, lease or disposition;

(3)                                 Mortgages on property or assets of a Person existing at the time such Person becomes a Significant Subsidiary of Steel Dynamics;

(4)                                 Mortgages in favor of Steel Dynamics or any of its Restricted Subsidiaries;

(5)                                 Mortgages on property or assets (including shares of Capital Stock of any Subsidiary formed to acquire, construct, develop or improve such property) to secure all or part of the cost of acquisition, construction, development or improvement of such property, or to secure Indebtedness incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or assets or (b) the placing in operation of such property or assets;

(6)                                 Mortgages to secure obligations under the Credit Facilities in an aggregate principal amount not to exceed the greater of (I) $1,000 million and (II) the sum of an amount equal to (x) 70% of the consolidated book value of the inventory of Steel Dynamics and its Subsidiaries and (y) 90% of the consolidated book value of the accounts receivable of Steel Dynamics and its Subsidiaries, in each case as of the most recently ended fiscal quarter of Steel Dynamics for which financial statements are available; provided, however, that the amounts referred to in clause (II) above shall be determined on a pro forma basis, giving effect to (A) the acquisition or disposition of any property or assets of the type described in clause (II) above since the date of such financial statements and (B) the acquisition or disposition of any property or assets of the type described in clause (II) above being acquired in connection with any transaction giving rise to the calculation of the amounts referred to in clause (II) above;

(7)                                 Mortgages in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

(8)                                 Mortgages existing on the date of the Indenture or any extension, renewal, replacement or refunding of any Indebtedness secured by a Mortgage existing on the date of the Indenture or referred to in clauses (1), (2), (3) or (5); provided that any such extension, renewal, replacement or refunding of such Indebtedness shall be created within 360 days of repaying the Indebtedness secured by the Mortgage referred to in clauses (1), (2), (3) or (5) and the principal amount of the Indebtedness secured thereby and not otherwise authorized by clauses (1), (2), (3) or (5) shall not exceed the principal amount of Indebtedness plus any premium, accrued interest or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Notwithstanding the restrictions described above, Steel Dynamics and any of its Significant Subsidiaries may create, incur, issue, assume or guarantee Indebtedness secured by Mortgages without equally and ratably securing the Notes, if at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate amount of all such Indebtedness secured by Mortgages which would otherwise be subject to such restrictions (other than any Indebtedness secured by Mortgages permitted as described in clauses (1) through (8) of the immediately preceding paragraph) plus all Attributable Debt of Steel Dynamics and any of its Significant Subsidiaries in respect of Sale and Leaseback Transactions (with the exception of such transactions which are permitted under clauses (1) through (4) of the first sentence of the first paragraph under “Limitation on Sale and Leaseback Transactions” below) does not exceed 10% of Consolidated Tangible Assets.

Limitation on Sale and Leaseback Transactions

Steel Dynamics will not, and will not permit any of its Significant Subsidiaries to enter into any Sale and Leaseback Transaction unless:

(1)                                 the Sale and Leaseback Transaction is solely with Steel Dynamics or any of its Restricted Subsidiaries;

(2)                                 the lease is for a period not in excess of 24 months, including renewals;

(3)                                 Steel Dynamics or such Significant Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (8) of the second paragraph under the heading “Limitation on Liens”, without equally and ratably securing the Notes then outstanding under the Indenture, to create, incur, issue, assume or guarantee Indebtedness secured by a Mortgage on such property or assets in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(4)                                 Steel Dynamics or such Significant Subsidiary, within 360 days after the sale of property or assets in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such property or assets or (B) the fair market value of such property or assets to (i) the retirement of Notes, other Funded Debt of Steel Dynamics ranking on a parity with the Notes or Funded Debt of a Restricted Subsidiary or (ii) the purchase of property or assets; or

(5)                                 the Attributable Debt of Steel Dynamics and its Significant Subsidiary in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the Closing Date (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) of this sentence), plus the aggregate principal amount of Indebtedness secured by Mortgages then outstanding (not including any such Indebtedness secured by Mortgages described in clauses (1) through (8) of the second paragraph under the heading “Limitation on Liens”) which do not equally and ratably secure the Notes (or secure Notes on a basis that is prior to other Indebtedness secured thereby), would not exceed 10% of Consolidated Tangible Assets.

Consolidation, Merger and Sale of Assets

Steel Dynamics will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person, or permit any Person to merge with or into it, unless:

(1)                                 it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental Indenture, executed and delivered to the Trustee all of Steel Dynamics’ obligations under the Indenture and the Notes;

(2)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                 it delivers to the Trustee an Officers’ Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental Indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(4)                                 each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which Steel Dynamics has entered into a transaction pursuant to the covenant described under “Consolidation, Merger and Sale of Assets,” shall have confirmed in writing that its Note Guarantee shall apply to the obligations of Steel Dynamics or the Surviving Person in accordance with the Notes and the Indenture.

The Surviving Person will succeed to, and except in the case of a lease be substituted for, Steel Dynamics under the Indenture and the Notes.

Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of its Note Guarantee and the Indenture in connection with the sale, exchange or transfer to any Person (other than an Affiliate of Steel Dynamics) of all of the Capital Stock of such Subsidiary Guarantor) will not, and Steel Dynamics will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than Steel Dynamics or any other Subsidiary Guarantor unless:

(1)                                 such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and such Person assumes by supplemental Indenture all of the obligations of the Subsidiary Guarantor on its Note Guarantee; and

(2)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

The successor Subsidiary Guarantor will succeed to, and except in the case of a lease be substituted for, such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s Note Guarantee.

SEC Reports and Reports to Holders

Whether or not Steel Dynamics is then required to file reports with the SEC, Steel Dynamics will file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto within the time periods specified by the SEC’s rules and regulations. Steel Dynamics will supply the Trustee and each Holder who so requests or will supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

Events of Default

The following events will be defined as “Events of Default” in the Indenture:

(a)                                 default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b)                                 default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c)                                  (1) Steel Dynamics defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a) or (b) above and other than a default relating to Steel Dynamics’ obligations described under the caption “Certain Covenants—SEC Reports and Reports to Holders”) and such default or breach continues for a period of 30 consecutive days after written notice to Steel Dynamics by the Trustee or by Holders of 25% or more in aggregate principal amount of the Notes (with a copy to the Trustee) and (2) Steel Dynamics defaults in the performance of or breaches its obligations described under the caption “SEC Reports and Reports to Holders” and such default or breach continues for a period of 90 consecutive days after written notice to Steel Dynamics by the Trustee or by Holders of 25% or more in aggregate principal amount of the Notes (with a copy to the Trustee);

(d)                                 there occurs with respect to any issue or issues of Indebtedness of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $75.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(e)                                  any final judgment or order (not covered by insurance) for the payment of money in excess of $75.0 million in the aggregate for all such final judgments or orders against all such Persons

(treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $75.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(f)                                   a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding-up or liquidation of the affairs of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(g)                                  Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(h)                                 any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to Steel Dynamics or any Subsidiary Guarantor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to Steel Dynamics (and to the Trustee if such notice is given by the Holders), may declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by Steel Dynamics, the relevant Subsidiary Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (f) or (g) above occurs with respect to Steel Dynamics or any Subsidiary Guarantor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to Steel Dynamics and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “Modification and Waiver.”

The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1)                                 the Holder gives the Trustee written notice of a continuing Event of Default;

(2)                                 the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)                                 during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

An officer of Steel Dynamics must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of Steel Dynamics and its Subsidiaries and Steel Dynamics’ and its Subsidiaries’ performance under the Indenture and that Steel Dynamics has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Steel Dynamics will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Defeasance

Defeasance and Discharge.  The Indenture will provide that Steel Dynamics will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(A)                               Steel Dynamics has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and accrued interest on the Notes (i) on the stated maturity of such payments in accordance with the terms of the Indenture and the Notes or (ii) on any earlier Redemption Date pursuant to the terms of the Indenture and the Notes; provided that Steel Dynamics has provided the Trustee with irrevocable instructions to redeem all of the outstanding Notes on such Redemption Date;

(B)                               Steel Dynamics has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of Steel Dynamics’ exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(C)                               immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which Steel Dynamics or any of its Subsidiaries is a party or by which Steel Dynamics or any of its Subsidiaries is bound; and

(D)                               if at such time the Notes are listed on a national securities exchange, Steel Dynamics has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default.  The Indenture further will provide that the provisions of the Indenture will no longer be in effect with respect to the provisions of the Indenture described herein under “Repurchase of Notes upon a Change of Control,” and all the covenants described herein under “Certain Covenants,” clause (c) under “Events of Default,” and clauses (d) and (e) under “Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and accrued interest on the Notes (i) on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes or (ii) on any earlier Redemption Date pursuant to the terms of the Indenture and the Notes; provided that Steel Dynamics has provided the Trustee with irrevocable instructions to redeem all of the outstanding Notes on such Redemption Date, the satisfaction of the provisions described in clauses (B)(2), (C) and (D) of the preceding paragraph and the delivery by Steel Dynamics to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default.  In the event Steel Dynamics exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, Steel Dynamics will remain liable for such payments and any Subsidiary Guarantor’s Note Guarantee with respect to such payments will remain in effect.

Modification and Waiver

The Indenture may be amended, without the consent of any Holder, to:

(1)                                 cure any ambiguity, defect or inconsistency in the Indenture;

(2)                                 comply with the provisions described under “Certain Covenants—Consolidation, Merger and Sale of Assets”;

(3)                                 comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act or in order to maintain such qualification;

(4)                                 evidence and provide for the acceptance of appointment by a successor Trustee;

(5)                                 provide for the issuance of Additional Notes; or

(6)                                 make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

Modifications and amendments of the Indenture may be made by Steel Dynamics, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby,

(1)                                 change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)                                 reduce the principal amount of, or premium, if any, or interest on, any Note;

(3)                                 change the optional redemption dates or optional redemption prices of the Notes from that stated under the caption “Optional Redemption”;

(4)                                 change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

(5)                                 impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(6)                                 waive a default in the payment of principal of, premium, if any, or interest on the Notes;

(7)                                 modify any of the provisions of this “Modification and Waiver” requiring the consent of holders, except to increase any percentage requiring consent or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note;

(8)                                 release any Subsidiary Guarantor from its Note Guarantee, except as provided in the Indenture;

(9)                                 amend, change or modify the obligation of Steel Dynamics to make and consummate an Offer to Purchase under the “Repurchase of Notes upon a Change of Control” covenant after a Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto; or

(10)                          reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

Definitions

Set forth below are defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for other capitalized terms used in this “Description of the Exchange Notes” for which no definition is provided.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)                                 1.0% of the principal amount of such Note, and

(2)                                 the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on October 1, 2017, in the case of the 2021 Notes, or October 1, 2019, in the case of the 2024 Notes (such redemption price being described under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through October 1, 2017, in the case of the 2021 Notes, or October 1, 2019, in the case of the 2024 Notes (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal of such Note.

“Attributable Debt,” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.

“Change of Control” means such time as:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Steel Dynamics and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)                                 a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Steel Dynamics on a fully diluted basis;

(3)                                 the adoption of a plan relating to the liquidation or dissolution of Steel Dynamics;

(4)                                 individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by Steel Dynamics’ stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(5)                                 Steel Dynamics consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into Steel Dynamics, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Steel Dynamics or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of Steel Dynamics outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Closing Date” means the date on which the Notes are originally issued under the respective Indentures.

“Consolidated Tangible Assets” means the total amount of assets of Steel Dynamics and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available quarterly or annual consolidated balance sheet of Steel Dynamics and its Subsidiaries, prepared in conformity with GAAP.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of November 14, 2014, as amended from time to time, among Steel Dynamics, Inc., as borrower, certain designated “Initial Lenders,” PNC Bank, National Association, as Collateral Agent, PNC Bank, National Association, as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Morgan Stanley Senior Funding, Inc., and SunTrust Bank as Documentation Agents, and Merrill Lynch, Pierce Fenner & Smith Incorporated, PNC Capital Markets LLC and Wells Fargo Securities LLC, as Joint Lead Arrangers, and the lenders from time to time party thereto, together with any agreements, instruments, security agreements, guaranties and other documents executed or delivered pursuant to or in connection with such credit agreement, as such credit agreement or such agreements, instruments, security agreements, guaranties or other documents may be amended, supplemented, extended, restated, renewed or otherwise modified from time to time and any refunding, refinancing, replacement or substitution thereof or therefor, whether with the same or different lenders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or Indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of Notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Foreign Subsidiary” means any Subsidiary of Steel Dynamics that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code and does not guarantee or otherwise provide direct credit support for any Indebtedness of Steel Dynamics or any Subsidiary Guarantor.

“Funded Debt” means all Indebtedness having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Indebtedness owed to Steel Dynamics or a Subsidiary of Steel Dynamics.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Closing Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” means indebtedness for borrowed money.

“Initial Subsidiary Guarantors” means each Subsidiary of Steel Dynamics that on the Closing Date has Guaranteed Steel Dynamics’ obligations under the Credit Agreement or its existing senior Notes, including Steel Dynamics Sales North America, Inc., an Indiana corporation, New Millennium Building Systems, LLC, an Indiana limited liability company, Roanoke Electric Steel Corporation, an Indiana corporation, Steel of West Virginia, Inc., a Delaware corporation, SWVA, Inc., a Delaware corporation, Marshall Steel, Inc., a Delaware corporation, The Techs Industries, Inc., a Delaware corporation, OmniSource Corporation, an Indiana corporation, Jackson Iron & Metal Company, Inc., a Michigan corporation, OmniSource Transport, LLC, an Indiana limited liability company, Steel Dynamics Columbus, LLC, a Delaware limited liability company, Superior Aluminum Alloys, LLC, an Indiana limited liability company, and OmniSource Southeast, LLC, a Delaware limited liability company.

“Investment Grade” means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s) or (2) the equivalent in respect of the Rating Categories of any Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Note Guarantee” means a Guarantee of the obligations of Steel Dynamics under the Indenture and the Notes by any Subsidiary Guarantor.

“Offer to Purchase” means an offer to purchase Notes by Steel Dynamics from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)                                 that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2)                                 the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)                                 that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)                                 that, unless Steel Dynamics defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)                                 that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, Steel Dynamics shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by Steel Dynamics. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. Steel Dynamics will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. Steel Dynamics will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Steel Dynamics is required to repurchase Notes pursuant to an Offer to Purchase.

“Operating Property” means any real property, including any manufacturing plant or warehouse erected thereon, or equipment located in the United States owned by, or leased to, Steel Dynamics, or any Subsidiary of Steel Dynamics, that has a market value in excess of $50.0 million.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by Steel Dynamics, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or “-”), AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories (any or which may include a numeric qualifier): Aaa, Aa, A,

Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Restricted Subsidiary” means any Subsidiary of Steel Dynamics other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to Steel Dynamics or any Subsidiary of Steel Dynamics of any property or assets, which property or assets have been or are to be sold or transferred by Steel Dynamics or any Subsidiary of Steel Dynamics to such Person.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the Closing Date; provided that all references to 10% in the definition of “significant subsidiary” in Article 1 of Regulation S-X of the Securities Act shall be deemed to be 7.5%.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is, or other entity of which at least a majority of the common equity interests are, at the time directly or indirectly owned by Steel Dynamics, or by one or more other Subsidiaries of Steel Dynamics, or by Steel Dynamics and one or more other Subsidiaries of Steel Dynamics.

“Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Subsidiary of Steel Dynamics which provides a Note Guarantee of Steel Dynamics’ obligations under the Indenture and the Notes, until such Note Guarantee is released in accordance with the terms of the Indenture.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to October 1, 2017, in the case of the 2021 Notes, or October 1, 2019, in the case of the 2024 Notes; provided, however, that if the period from the redemption date to October 1, 2017, in the case of the 2021 Notes, or October 1, 2019, in the case of the 2024 Notes, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 1, 2017, in the case of the 2021 Notes, or October 1, 2019, in the case of the 2024 Notes, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means STLD Holdings, Inc., Dynamic Aviation, LLC, Speedbird Aviation, LLC, Paragon Steel Enterprises, LLC and each of their respective direct and indirect Subsidiaries; provided, however, in the event (a) any such Subsidiary Guarantees Indebtedness of Steel Dynamics or any Subsidiary Guarantor in an aggregate amount in excess of $50.0 million or (b) Steel Dynamics or any of its Subsidiaries (other than an Unrestricted Subsidiary) contributes or otherwise transfers (other than a sale for fair market value) any Operating Property (including shares of stock of a Subsidiary that owns the Operating Property) to such Subsidiary, in either case such Subsidiary shall cease to be an Unrestricted Subsidiary and if such Subsidiary would be a Significant Subsidiary, such Subsidiary will Guarantee payment of the principal of, premium, if any and interest on the Notes.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the stated maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Steel Dynamics in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Steel Dynamics or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

Except during the continuance of an Event of Default, the Trustee need perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of Steel Dynamics, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest as defined by the Trust Indenture Act of 1939, as amended, it must eliminate such conflict or resign as provided therein and in the Indenture.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the exchange of unregistered Old Notes for registered Exchange Notes pursuant to the Exchange Offers and the ownership and disposition of the Exchange Notes issued pursuant to the Exchange Offers. However, the provisions of the Internal Revenue Code, Treasury Regulations, administrative rulings or pronouncements or judicial decisions, upon which this summary is based, could be changed, perhaps with retroactive effect, so as to result in tax consequences materially different from those set forth herein.

This summary is limited to beneficial owners of Old Notes that have held the Old Notes and will continue to hold the Exchange Notes as “capital assets,” within the meaning of Section 1221 of the Code. This summary does not address the tax consideration arising under other federal tax law, such as estate and gift tax laws, or the laws of any foreign, state or local jurisdiction. In addition, this summary does not address all tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules under the federal income tax laws, such as, for example:

•                  holders subject to the alternative minimum tax;

•                  holders receiving payments following a change in control;

•                  banks, insurance companies or other financial institutions;

•                  real estate investment trusts and regulated investment companies;

•                  tax exempt organizations;

•                  brokers and dealers in securities or currencies;

•                  persons who have ceased to be citizens or residents of the United States;

•                  traders in securities who elect to utilize a mark-to-market method of tax accounting for their securities holdings;

•                  persons deemed to sell the Notes under the constructive sale provisions of the Code; or

•                  partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or investors in such entities.

This summary is for general information only and is not tax advice, nor is this summary binding on the Internal Revenue Service. You are urged to consult your own tax advisor with respect to the application of any and all tax laws to your particular circumstances.

Tax Consequences of the Exchange of Old Notes for Exchange Notes

The exchange of an Old Note for an Exchange Note pursuant to the Exchange will not constitute a taxable exchange for U.S. federal income tax purposes and, accordingly, the Exchange Note received will be treated as a continuation of the Old Note in the hands of such holder. As a result, a holder will not recognize gain upon receipt of a registered Exchange Note in exchange for an unregistered Old Note in the Exchange Offer, and any such holder will have the same adjusted tax basis and holding period in the corresponding Exchange Note as it had in the Old Note immediately before the Exchange. The U.S. federal income tax consequence of holding and disposing of an Exchange Note received pursuant to an Exchange Offer will generally be the same as the U.S. federal income tax consequences of holding and disposing of an Old Note. A holder who does not exchange its Old Notes for Exchange Notes pursuant to the Exchange will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the Exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to this Exchange must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for unregistered Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date and consummation of the Exchange Offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 180 days after the date of this Prospectus, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the Exchange, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes Offered hereby will be passed upon for us by Barrett & McNagny LLP.

EXPERTS

The consolidated financial statements of Steel Dynamics, Inc. appearing in Steel Dynamics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Steel Dynamics, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Severstal Columbus, LLC as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Steel Dynamic, Inc. has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on Severstal Columbus, LLC’s past financial statements incorporated by reference in this registration statement.

OFFER TO EXCHANGE

ALL OUTSTANDING UNREGISTERED $700,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR 5.125% SENIOR NOTES DUE 2021 (“OLD 2021 NOTES”) AND ALL OUTSTANDING UNREGISTERED $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR 5.500% SENIOR NOTES DUE 2024 (“OLD 2024 NOTES”) (WHICH WE REFER TO COLLECTIVELY AS THE “OLD NOTES”) FOR UP TO $700,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR NEWLY ISSUED 5.125% REGISTERED SENIOR NOTES DUE 2021 (“2021 NOTES”) AND UP TO $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR NEWLY ISSUED 5.500% REGISTERED SENIOR NOTES DUE 2024 (“2024 NOTES”), WHICH WE COLLECTIVELY REFER TO AS THE “EXCHANGE NOTES.”

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

The Delaware Limited Liability Companies

The Delaware Limited Liability Company Act, Section 18-108, provides that, subject to the company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member, manager or other person from and against any and all claims and demands.

OmniSource Southeast, LLC

Certificate of Formation. The Certificate of Formation contains no provisions respecting indemnification. The Amended and Restated Operating Agreement of Recycle South, LLC (now known as OmniSource Southeast, LLC) provides that the company shall indemnify and advance litigation expenses to a member, manager or officer for any claim against such person in such person’s capacity as member, manager, or officer.

The company’s directors, officers, employee and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

Steel Dynamics Columbus, LLC

Certificate of Formation. The Certificate of Formation contains no provisions respecting indemnification. The Amended and Restated Limited Liability Company Agreement of Steel Dynamics Columbus, LLC provides that the company shall indemnify and advance litigation expenses to a member, manager, director, officer, employee or agent for any claim against such person in such person’s capacity as member, manager, director, officer, employee or agent for losses except where such losses are the result of gross negligence, fraud or intentional misconduct.

The inclusion of such indemnification provisions does not preclude the company from providing indemnification in any other manner.

The company’s directors, officers, employees and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

The Indiana Corporations

Indiana Business Corporation Law. Chapter 37 of the Indiana Business Corporation Law (“IBCL”) provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in a proceeding if (1) the individual’s conduct was in good faith, (2) the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests, and, (3) in the case of a criminal proceeding, the individual either had reasonable cause to believe the individual’s conduct was lawful or had no reasonable cause to believe the individual’s conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director against reasonable expenses incurred by the director if the director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation. A corporation may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the corporation with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met and the known facts do not preclude indemnification. Unless the director has been successful in the defense of a proceeding, a corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law.

Officers, unless the corporation’s articles of incorporation provide otherwise, may be indemnified to the same extent as directors.

A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, member, manager, employee, or agent. The indemnification provided for or authorized by the IBCL does not exclude other rights to indemnification and that a person may have under a corporation’s articles of incorporation, bylaws or certain other duly authorized agreements.

Steel Dynamics, Inc.
Steel Dynamics Sales North America, Inc.
Roanoke Electric Steel Corporation
OmniSource Corporation

Articles of Incorporation and Bylaws.    As permitted by Chapter 37 of the Indiana Business Corporation Law, Article IX of Steel Dynamics, Inc.’s Amended and Restated Articles of Incorporation, Article VI of the Bylaws of Steel Dynamics Sales North America, Inc., the Amended and Restated Bylaws of Roanoke Electric Steel Corporation, and the Amended and Restated Bylaws of OmniSource Corporation provide that the company shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer, or, at the company’s request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, so long as the individual’s conduct was in good faith and with the reasonable belief, in connection with the individual’s “official capacity,” that the conduct was in our best interests, or, in all other cases, that the conduct was at least not opposed to the company’s best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful. Conduct with respect to an employee benefit plan in connection with a matter the individual believed to be in the best interests of the participants in and beneficiaries of the plan is deemed conduct that satisfies the indemnification standard that the individual reasonably believed that the conduct was at least not opposed to the company’s best interests.

The company may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the company with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

Unless the director has been successful in the defense of a proceeding, in all cases, whether in connection with advancement of expenses during a proceeding, or afterward, the company may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made either by our board of directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding. Alternatively, the determination can be made by special legal counsel selected by the board of directors or the committee, or by the stockholders, excluding shares owned by or voted under the control of persons who are at the time parties to the proceeding. In the event that a person seeking indemnification believes that it has not been properly provided that person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. In such a proceeding, a court is empowered to grant indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.

The company’s directors, officers, employees and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

The Indiana Limited Liability Companies

Indiana Business Flexibility Act.    Chapter 2 of the Indiana Business Flexibility Act provides that, subject to any standards and restrictions set forth in a company’s operating agreement, a limited liability company may indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, unless the action or failure to act for which indemnification is sought constitutes willful misconduct or recklessness.

Superior Aluminum Alloys, LLC

OmniSource Transport, LLC

Operating Agreements.    The Amended and Restated Operating Agreements of OmniSource Transport, LLC, and Superior Aluminum Alloys, LLC, each provide that the company shall indemnify and advance expenses to the member against any claim against the member arising from acts of the member in its capacity as member or manager.

The inclusion of such indemnification provisions does not preclude the company from providing indemnification in any other manner.

Each company’s directors, officers, employees and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

New Millennium Building Systems, LLC

Operating Agreement.    The Amended and Restated Operating Agreement of New Millennium Building Systems, LLC provides that the company shall fully indemnify its member for any claim asserted against the member in the member’s capacity as a managing member.

The company’s directors, officers, employees and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

The Delaware Corporations

Delaware General Corporation Law.    Under the Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii)

with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful in actions brought by or in the right of the corporation, the corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.  Otherwise, indemnification shall be made only upon a determination that the person met the applicable standard of conduct. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Steel of West Virginia, Inc.
SWVA, Inc.

Certificates of Incorporation.    The Certificates of Incorporation of Steel of West Virginia, Inc. and SWVA, Inc. provide that the company shall indemnify to the full extent permitted by the DGCL all persons it may indemnify under such law.

The company’s directors, officers, employees and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

Marshall Steel, Inc.

Certificate of Incorporation.    The Certificate of Incorporation of Marshall Steel, Inc. provides that the corporation shall indemnify a person to the full extent permitted by the DGCL against expenses, fines, judgments and amounts paid in settlement actually and reasonably incurred by such person in any threatened, pending or completed proceeding in which the person is involved by reason of the fact that he or she was or is a director or officer of the corporation or was serving another incorporated or unincorporated enterprise in such capacity at the request of the corporation.

The company’s directors, officers, employees and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

The Techs Industries, Inc.

Certificate of Incorporation.    The Certificate of Incorporation of The Techs Industries, Inc. contains no provision regarding indemnification of directors or officers.  The Certificate of Incorporation does provide that no director shall be liable to the corporation or its shareholders for breach of a fiduciary duty as a director.

The company’s directors, officers, employees and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

The Michigan Corporation

Michigan Business Corporation Act.    Under the Michigan Business Corporation Act (“MIBCA”), a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.  Otherwise a determination must be made that the person met the applicable standard of conduct and that the expenses were reasonable.  Under the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney’s fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.  The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

Jackson Iron & Metal Company, Inc.

Articles of Incorporation and Bylaws.    The Bylaws of Jackson Iron & Metal Company, Inc. provide that the corporation shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer, or, at the corporation’s request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, so long as the individual’s conduct was in good faith and with the reasonable belief, in connection with the individual’s “official capacity,” that the conduct was in the corporation’s best interests, or, in all other cases, that the conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful.  In any action by or in the right of the corporation, indemnification shall not be made if the person has been adjudged liable for negligence or misconduct, unless and to the extent a court deems indemnity proper in view of all the circumstances.

The corporation may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

Unless the director has been successful in the defense of a proceeding, in all cases, whether in connection with advancement of expenses during a proceeding, or afterward, the corporation may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made either by the corporation’s board of directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by independent legal counsel. In the event that a person seeking indemnification believes that it has not been properly provided that person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. In such a proceeding, a court is empowered to grant indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.

The corporation may purchase and maintain insurance on behalf of the corporation’s directors, officers, employees or agents, insuring against liability arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have the power to indemnify the individual against the same liability.

The company’s directors, officers, employees and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the company would have the power to indemnify them against the same liability under the company’s governing documents.

ITEM 6.    EXHIBITS

Articles of Incorporation

3.1a

Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., incorporated herein by reference from Exhibit 3.1a in our Registration Statement on Form S-1, SEC File No. 333-12521, effective November 21, 1996.

3.1b

Amendment to Article IV of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., effective November 2, 2006, increasing the authorized shares to 200 million, incorporated herein by reference from Exhibit 3.1b to our report on Form 10-Q filed May 7, 2008.

3.1c

Amendment to Article IV of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., effective March 27, 2008, increasing the authorized common shares to 400 million, incorporated herein by reference from Exhibit 3.1c to our report on Form 10-Q filed May 7, 2008.

3.1d

Amendment to Article IV of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., effective June 2, 2009, increasing the authorized common shares to 900 million, incorporated herein by reference to Exhibit 3.1d to our Form 8-K filed June 2, 2009.

3.2a	Amended and Restated Bylaws of Steel Dynamics, Inc., incorporated herein by reference from Exhibit 3.1 to our Form 8-K filed July 6, 2006.

3.2b	Amendment adding new Section 3.15 to Amended and Restated Bylaws of Steel Dynamics, Inc. The amendment is incorporated herein by reference from Exhibit 99.1 to our Form 8-K filed August 6, 2009.

3.5	Articles of Incorporation of Jackson Iron & Metal Company, Inc., incorporated herein by reference to Exhibit 3.5 to our Form S-4 filed June 4, 2013.

3.6	Bylaws of Jackson Iron & Metal Company, Inc., incorporated herein by reference to Exhibit 3.6 to our Form S-4 filed June 4, 2013.

3.7	Certificate of Incorporation of MS (Tennessee), Inc. (now known as Marshall Steel, Inc.), incorporated herein by reference to Exhibit 3.7 to our Form S-4 filed June 4, 2013.

3.8	Amended and Restated Bylaws of Marshall Steel, Inc., incorporated herein by reference to Exhibit 3.8 to our Form S-4 filed June 4, 2013.

3.11	Articles of Organization of New Millennium Building Systems, LLC, incorporated herein by reference to Exhibit 3.11 to our Form S-4 filed June 4, 2013.

3.12	Amended and Restated Operating Agreement of New Millennium Building Systems, LLC, incorporated herein by reference to Exhibit 3.12 to our Form S-4 filed June 4, 2013.

3.15	Amended and Restated Articles of Incorporation of OmniSource Corporation, incorporated herein by reference to Exhibit 3.15 to our Form S-4 filed June 4, 2013.

3.16	Amended and Restated Bylaws of OmniSource Corporation, incorporated herein by reference to Exhibit 3.16 to our Form S-4 filed June 4, 2013.

3.19	Certificate of Formation of South Atlantic Recycling Group, LLC. (now known as OmniSource Southeast, LLC), incorporated herein by reference to Exhibit 3.19 to our Form S-4 filed June 4, 2013.

3.20	Amended and Restated Operating Agreement of Recycle South, LLC (now known as OmniSource Southeast, LLC), incorporated herein by reference to Exhibit 3.20 to our Form S-4 filed June 4, 2013.

3.21	Articles of Organization of OmniSource Transport, LLC, incorporated herein by reference to Exhibit 3.21 to our Form S-4 filed June 4, 2013.

3.22	Amended and Restated Operating Agreement of OmniSource Transport, LLC, incorporated herein by reference to Exhibit 3.22 to our Form S-4 filed June 4, 2013.

3.23	Articles of Incorporation of RS Acquisition Corporation (now known as Roanoke Electric Steel Corporation.), incorporated herein by reference to Exhibit 3.23 to our Form S-4 filed June 4, 2013.

3.24	Amended and Restated Bylaws of Roanoke Electric Steel Corporation, incorporated herein by reference to Exhibit 3.24 to our Form S-4 filed June 4, 2013.

3.25	Articles of Incorporation of Steel Dynamics Sales North America Inc., incorporated herein by reference to Exhibit 3.25 to our Form S-4 filed June 4, 2013.

3.26	Bylaws of Steel Dynamics Sales North America Inc., incorporated herein by reference to Exhibit 3.26 to our Form S-4 filed June 4, 2013.

3.27	Certificate of Incorporation of Charter Steel, Inc.(now known as Steel of West Virginia), incorporated herein by reference to Exhibit 3.27 to our Form S-4 filed June 4, 2013.

3.28	Amended and Restated Bylaws of Steel of West Virginia, Inc., incorporated herein by reference to Exhibit 3.28 to our Form S-4 filed June 4, 2013.

3.31	Articles of Organization of Superior Aluminum Alloys, LLC, incorporated herein by reference to Exhibit 3.31 to our Form S-4 filed June 4, 2013.

3.32	Amended and Restated Operating Agreement of Superior Aluminum Alloys, LLC, incorporated herein by reference to Exhibit 3.32 to our Form S-4 filed June 4, 2013.

3.33	Certificate of Incorporation of Steel of West Virginia, Inc. (now known as SWVA, Inc.), incorporated herein by reference to Exhibit 3.33 to our Form S-4 filed June 4, 2013.

3.34	Amended and Restated Bylaws of SWVA, Inc., incorporated herein by reference to Exhibit 3.34 to our Form S-4 filed June 4, 2013.

3.35	Certificate of Incorporation of The Techs Industries, Inc., incorporated herein by reference to Exhibit 3.35 to our Form S-4 filed June 4, 2013.

3.36	Amended and Restated Bylaws of The Techs Industries, Inc., incorporated herein by reference to Exhibit 3.36 to our Form S-4 filed June 4, 2013.

3.37*	Certificate of Formation of Steel Dynamics Columbus, LLC

3.38*	Amended and Restated Limited Liability Company Agreement of Steel Dynamics Columbus, LLC

Instruments Defining the Rights of Security Holders, Including Indentures

4.17

Indenture relating to our issuance of $400.0 million of 6 1/8% Senior Notes due 2019, and $350 million of 6 3/8% Senior Notes due 2022 among Steel Dynamics, Inc., as Issuer, the Initial Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee, dated as of August 16, 2012, incorporated herein by reference from Exhibit 4.17 to our Form 8-K filed August 20, 2012.

4.20

Indenture relating to our issuance of $400.0 million of 5 1/4% Senior Notes due 2023, among Steel Dynamics, Inc., as Issuer, the Initial Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee, dated as of March 26, 2013, incorporated herein by reference from Exhibit 4.20 to our Form 8-K filed March 28, 2013.

4.21

Registration Rights Agreement among Steel Dynamics, Inc., the subsidiaries of the Company listed therein, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers as set forth therein, dated September 9, 2014, relating to our issuance of $700.0 million of 5.125% Senior Notes due 2021, and $500.0 million of 5.500% Senior Notes due 2024 incorporated herein by reference from Exhibit 4.21 to our Form 8-K filed September 12, 2014.

4.23

Indenture relating to our issuance of $700.0 million of 5.125% Senior Notes due 2021, among Steel Dynamics, Inc., as Issuer, the Initial Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee, dated as of September 9, 2014, incorporated herein by reference from Exhibit 4.23 to our Form 8-K filed September 12, 2014.

4.24

Indenture relating to our issuance of $500.0 million of 5.500% Senior Notes due 2024, among Steel Dynamics, Inc., as Issuer, the Initial Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee, dated as of September 9, 2014, incorporated herein by reference from Exhibit 4.24 to our Form 8-K filed September 12, 2014.

Opinions re Legality

5.1*	Opinion of Barrett & McNagny LLP.

Material Contracts

10.12

Loan Agreement between Indiana Development Finance Authority and Steel Dynamics, Inc. re Taxable Economic Development Revenue bonds, Trust Indenture between Indiana Development Finance Authority and NBD Bank, N.A., as Trustee re Loan Agreement between Indiana Development Finance Authority and Steel Dynamics, Inc., incorporated herein by reference from Exhibit 10.12 to Registrant’s Registration Statement on Form S-1, File No. 333-12521, effective November 21, 1996.

10.20†	Steel Dynamics, Inc. Change in Control Benefit Plan, incorporated herein by reference from Exhibit 10.20 to our 8-K filed December 4, 2012.

10.41b†

Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan, as approved by shareholders on May 17, 2012, incorporated herein by reference from our Exhibit 10.41b to our Form 8-K filed August 21, 2012.

10.41c†	Steel Dynamics, Inc. Long-Term Incentive Compensation Program, adopted August 15, 2012, incorporated herein by reference from our Exhibit 10.41c to our Form 8-K filed August 21, 2012.

10.52†	Director Agreement between the Company and Keith E. Busse, dated October 14, 2011, incorporated herein by reference from Exhibit 10.52 to our Form 8-K filed October 20, 2011.

10.53†

2013 Executive Incentive Compensation Plan, approved by stockholders on May 16, 2013, incorporated herein by reference from our May 16, 2013 Notice of Annual Meeting of Stockholders filed March 27, 2013.

10.54

Second Amended and Restated Credit Agreement dated as of November 14, 2014, among Steel Dynamics, Inc. as Borrower and the lenders party thereto, incorporated by reference from our Form 8-K filed November 20, 2014.

10.55†	Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan, incorporated herein by reference from our May 15, 2014 Notice of Annual Meeting of Stockholders filed March 27, 2014.

10.56

Membership Interest Purchase Agreement by and among Severstal Columbus Holdings, LLC, Severstal Columbus, LLC and Steel Dynamics, Inc., dated as of July 18, 2014, incorporated herein by reference from Exhibit 2.1 to our 8-K filed July 18, 2014.

12.1*	Computation of Ratio of Earnings to Fixed Charges

15.1*	KPMG LLP Awareness Letter

21.1*	List of our Subsidiaries

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Independent Registered Public Accounting Firm

23.3*	Consent of Barrett & McNagny LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (see signature pages 75 through 85)

25.1*	Form T-1, Trustee’s Statement of Eligibility

99.1*	Letter of Transmittal

99.2*	Notice of Guaranteed Delivery

*                                         Filed concurrently herewith

†                                         Indicates a management contract or compensatory plan or arrangement

Item 22.    Undertakings

(a)                                 Each of the undersigned registrants hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                             That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)                                 To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)                                 To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on March 24, 2015.

Steel Dynamics, Inc.

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ MARK D. MILLETT	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2015
Mark D. Millett

/s/ RICHARD P. TEETS, JR.	Executive Vice President and Director	March 24, 2015
Richard P. Teets, Jr.

/s/ THERESA E. WAGLER	Executive Vice President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	March 24, 2015
Theresa E. Wagler

/s/ JOHN C. BATES	Director	March 24, 2015
John C. Bates

/s/ KEITH E. BUSSE	Director	March 24, 2015
Keith E. Busse

/s/ FRANK D. BYRNE, M.D.	Director	March 24, 2015
Frank D. Byrne, M.D.

/s/ DR. JÜRGEN KOLB	Director	March 24, 2015
Dr. Jürgen Kolb

/s/ JAMES C. MARCUCCILLI	Director	March 24, 2015
James C. Marcuccilli

/s/ TRACI M. DOLAN	Director	March 24, 2015
Traci M. Dolan

/s/ GABRIEL L. SHAHEEN	Director	March 24, 2015
Gabriel L. Shaheen

/s/ BRADLEY S. SEAMAN	Director	March 24, 2015
Bradley S. Seaman

/s/ PAUL B. EDGERLEY	Director	March 24, 2015
Paul B. Edgerley

Steel Dynamics Sales North America, Inc.

By:	/s/ THERESA E. WAGLER
Theresa E. Wagler
Title: President

Date: March 24, 2015

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THERESA E. WAGLER Theresa E. Wagler	President, Secretary and Director (Principal Financial Officer) (Principal Executive Officer) (Principal Accounting Officer)	March 24, 2015

/s/ RICHARD P. TEETS, JR. Richard P. Teets, Jr.	Vice President and Director	March 24, 2015

/s/ MARK D. MILLETT Mark D. Millett	Vice President and Director	March 24, 2015

/s/ RICHARD A. POINSATTE Richard A. Poinsatte	Vice President, Assistant Secretary and Director	March 24, 2015

New Millennium Building Systems, LLC

Steel Dynamics Columbus, LLC

By:	Steel Dynamics, Inc., its sole member

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Executive Vice President and Chief Financial Officer

Date: March 24, 2015

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ MARK D. MILLETT	President, Chief Operating Officer and Director (Principal Executive Officer)	March 24, 2015
Mark D. Millett

/s/ RICHARD P. TEETS, JR.	Executive Vice President and Director	March 24, 2015
Richard P. Teets, Jr.

/s/ THERESA E. WAGLER	Executive Vice President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	March 24, 2015
Theresa E. Wagler

/s/ JOHN C. BATES	Director	March 24, 2015
John C. Bates

/s/ KEITH E. BUSSE	Director	March 24, 2015
Keith E. Busse

/s/ FRANK D. BYRNE, M.D.	Director	March 24, 2015
Frank D. Byrne, M.D.

/s/ DR. JÜRGEN KOLB	Director	March 24, 2015
Dr. Jürgen Kolb

/s/ JAMES C. MARCUCCILLI	Director	March 24, 2015
James C. Marcuccilli

/s/ TRACI M. DOLAN	Director	March 24, 2015
Traci M. Dolan

/s/ GABRIEL L. SHAHEEN	Director	March 24, 2015
Gabriel L. Shaheen

/s/ BRADLEY S. SEAMAN	Director	March 24, 2015
Bradley S. Seaman

/s/ PAUL B. EDGERLEY	Director	March 24, 2015
Paul B. Edgerley

Roanoke Electric Steel Corporation

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: March 24, 2015

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. JOE CRAWFORD	President (Principal Executive Officer)	March 24, 2015
T. Joe Crawford

/s/ THERESA E. WAGLER	Vice President and Director (Principal Financial Officer) (Principal Accounting Officer)	March 24, 2015
Theresa E. Wagler

/s/ RUSSELL B. RINN	Director	March 24, 2015
Russell B. Rinn

Steel of West Virginia, Inc. SWVA, Inc. Marshall Steel, Inc.

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: March 24, 2015

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ TIMOTHY R. DUKE	President, Treasurer and CEO (Principal Executive Officer)	March 24, 2015
Timothy R. Duke

/s/ THERESA E. WAGLER	Vice President (Principal Financial Officer) (Principal Accounting Officer)	March 24, 2015
Theresa E. Wagler

/s/ RICHARD A. POINSATTE	Director	March 24, 2015
Richard A. Poinsatte

The Techs Industries, Inc.

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: March 24, 2015

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ RICHARD P. TEETS, JR.	President (Principal Executive Officer)	March 24, 2015
Richard P. Teets, Jr.

/s/ THERESA E. WAGLER	Vice President (Principal Financial Officer) (Principal Accounting Officer)	March 24, 2015
Theresa E. Wagler

/s/ RICHARD A. POINSATTE	Director	March 24, 2015
Richard A. Poinsatte

OmniSource Corporation

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: March 24, 2015

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ RUSSELL B. RINN	President and Director (Principal Executive Officer)	March 24, 2015
Russell B. Rinn

/s/ THERESA E. WAGLER	Vice President , Secretary and Director (Principal Financial Officer) (Principal Accounting Officer)	March 24, 2015
Theresa E. Wagler

Jackson Iron & Metal Company, Inc.

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: March 24, 2015

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ RUSSELL B. RINN	President and Director (Principal Executive Officer)	March 24, 2015
Russell B. Rinn

/s/ THERESA E. WAGLER	Vice President , Secretary and Director (Principal Financial Officer) (Principal Accounting Officer)	March 24, 2015
Theresa E. Wagler

OmniSource Transport, LLC OmniSource Southeast, LLC Superior Aluminum Alloys, LLC

By:	OmniSource Corporation, sole member

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler
Title: Vice President

Date: March 24, 2015

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462 promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ RUSSELL B. RINN	President and Director (Principal Executive Officer)	March 24, 2015
Russell B. Rinn

/s/ THERESA E. WAGLER	Vice President , Secretary and Director (Principal Financial Officer) (Principal Accounting Officer)	March 24, 2015
Theresa E. Wagler